                                                                    Exhibit 99.1

                               CREDIT AGREEMENT

                                 BY AND AMONG

               SMITH PROPERTY HOLDINGS LINCOLN TOWERS L.L.C. and

           SMITH PROPERTY HOLDINGS McCLURG COURT L.L.C., as Borrower


                                      AND


             COLUMBIA NATIONAL REAL ESTATE FINANCE, INC., as Lender



                                  May __, 2000

                               TABLE OF CONTENTS


1.  DEFINITIONS....................................................................................   1
    1.1.  Definitions..............................................................................   1
    1.2.  Construction.............................................................................  11
          1.2.1.  Number; Inclusion................................................................  11
          1.2.2.  Determination....................................................................  11
          1.2.3.  Lender's Discretion and Consent; References to Lender's Requirements.............  11
          1.2.4.  Documents Taken as a Whole.......................................................  12
          1.2.5.  Headings.........................................................................  12
          1.2.6.  Implied References to this Agreement.............................................  12
          1.2.7.  Persons..........................................................................  12
          1.2.8.  Modifications to Documents.......................................................  12
          1.2.9.  From, To and Through.............................................................  12
          1.2.10. Conflicts with Other Loan Documents..............................................  12
    1.3.  Accounting Principles....................................................................  13

2.  REVOLVING CREDIT FACILITY......................................................................  13
    2.1.  Revolving Credit Commitment..............................................................  13
          2.1.1.  Sublimits........................................................................  13
          2.1.2.  Term.............................................................................  13
    2.2.  Nature of Lender's Obligations with Respect to the Loan..................................  14
    2.3.  Fees.....................................................................................  14
          2.3.1.  Fees Paid Prior to the Closing Date..............................................  14
          2.3.2.  Fees Due on the Closing Date.....................................................  14
    2.4.  Unused Facility Fee......................................................................  14
    2.5.  Loan Requests............................................................................  15
    2.6.  The Loan.................................................................................  15
    2.7.  Revolving Credit Note....................................................................  16
    2.8.  Use of Proceeds..........................................................................  16
    2.9.  Additions to the Collateral Pool.........................................................  16
          2.9.1.  Procedure for Proposing a Real Property for Inclusion in the Collateral Pool.....  16
          2.9.2.  Procedure for Including a Real Property in the Collateral Pool...................  16
          2.9.3.  Addition Fee.....................................................................  18
    2.10. Release of Collateral....................................................................  18
    2.11. Substitution of Collateral...............................................................  19


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
    2.12. Release of Collateral Followed by a Permanent Loan........................................  19
          2.12.1.  Permanent Loan...................................................................  19
          2.12.2.  Procedure for Making a Permanent Loan............................................  19
    2.13. Borrower Appraisals.......................................................................  20
    2.14. Valuations................................................................................  21
          2.14.1.  Timing and Procedure of Valuation................................................  21
          2.14.2.  Valuations that Disclose a Decrease in Collateral Pool Value.....................  21
          2.14.3.  Valuations that Disclose an Increase in Collateral Pool Value....................  21
    2.15. Guaranty of Borrowing Tranche.............................................................  22
    2.16. Borrower's Right to Terminate the Credit Facility.........................................  22
    2.17. Material Adverse Change to Borrower or a Collateral Pool Property.........................  22

3.  INTEREST RATES..................................................................................  23
    3.1.1 Interest Rate.............................................................................  23
    3.2.  Interest Rate Determinations..............................................................  23
          3.2.1.  Prime Rate and Base Rate Determination............................................  23
          3.2.2.  Rate and Margin Quotations........................................................  24
    3.3.  Interest Periods..........................................................................  24
          3.3.1.  Ending Date and Business Day......................................................  24
          3.3.2.  Termination Before Expiration Date................................................  24
          3.3.3.  Renewals..........................................................................  24
          3.3.4.  Interest After Default............................................................  25
          3.3.5.  Late Charge.......................................................................  25
    3.4.  LIBO Rate Unascertainable: Illegality; Increased Costs; Deposits Not Available............  26
          3.4.1.  Unascertainable...................................................................  26
          3.4.2.  Illegality; Increased Costs; Deposits Not Available...............................  26
          3.4.3.  Lender's Rights...................................................................  26

4.  PAYMENTS........................................................................................  27
    4.1.  Payments..................................................................................  27
    4.2.  Interest Payment Dates....................................................................  27
    4.3.  Prepayments...............................................................................  27
          4.3.1.  Voluntary Prepayments.............................................................  27
          4.3.2.  Mandatory Prepayment / Collateral Substitution....................................  28
    4.4.  Prepayment Fee............................................................................  28
    4.5.  Additional Payment Obligations............................................................  29
    4.6.  Additional Compensation in Certain Circumstances..........................................  29
          4.6.1.  Increased Costs Resulting from Taxes, Etc.........................................  29


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
           4.6.2.  Indemnity........................................................................  29

5.  REPRESENTATIONS AND WARRANTIES..................................................................  30
    5.1.  Representations and Warranties............................................................  30
          5.1.1.  Organization and Qualification....................................................  30
          5.1.2.  Single Asset Borrower.............................................................  30
          5.1.3.  Power and Authority...............................................................  31
          5.1.4.  Validity and Binding Effect.......................................................  31
          5.1.5.  No Conflict.......................................................................  31
          5.1.6.  Litigation........................................................................  31
          5.1.7.  Title to Collateral Pool Properties...............................................  32
          5.1.8.  Use of Proceeds...................................................................  32
          5.1.9.  Full Disclosure...................................................................  32
          5.1.10. Taxes.............................................................................  32
          5.1.11. Consents and Approvals............................................................  32
          5.1.12. No Event of Default; Compliance with Instruments..................................  33
          5.1.13. Security Interests................................................................  33
          5.1.14. Mortgage Liens....................................................................  33
          5.1.15. Insurance.........................................................................  34
          5.1.16. Material Contracts; Burdensome Restrictions.......................................  34
          5.1.17. Investment Companies; Regulated Entities..........................................  34
          5.1.18. Pension Plans and Benefit Arrangements............................................  34
          5.1.19. Other Indebtedness................................................................  35
          5.1.20. Solvency..........................................................................  35
          5.1.21. Agreements........................................................................  36
          5.1.22. No Bankruptcy Filing..............................................................  36
          5.1.23. Location of Chief Executive Offices...............................................  36
          5.1.24. Compliance........................................................................  36
          5.1.25. Not a Foreign Person..............................................................  36
          5.1.26. Labor Matters.....................................................................  36
          5.1.27. Condemnation......................................................................  36
          5.1.28. Utilities and Public Access.......................................................  37
          5.1.29. No Joint Assessment; Separate Lots................................................  37
          5.1.30. Assessments.......................................................................  37
          5.1.31. No Liabilities....................................................................  37
          5.1.32. No Prior Assignment...............................................................  37
          5.1.33. Certificate of Occupancy..........................................................  38


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
          5.1.34. Intellectual Property............................................................  38
          5.1.35. Conduct of Business..............................................................  38
          5.1.36. Title Insurance..................................................................  38
          5.1.37. No Default.......................................................................  38
          5.1.38. Condition of the Collateral Pool Properties......................................  38
          5.1.39. Non-Residential Leases...........................................................  39
          5.1.40. No Low Income Housing Tax Credit.................................................  39
          5.1.41. No Restrictions..................................................................  39
          5.1.42. No Adverse Affect on the Loan....................................................  39
          5.1.43. Term of Leases...................................................................  39
    5.2.  Updates to Schedules.....................................................................  39
    5.3.  Survival of Representations and Warranties...............................................  40

6.  CONDITIONS OF LENDING..........................................................................  40
    6.1.  Initial Borrowing Tranche................................................................  40
          6.1.1.  Delivery of Loan Documents.......................................................  40
          6.1.2.  Officer's Certificate............................................................  40
          6.1.3.  Secretary's Certificate..........................................................  41
          6.1.4.  Opinion of Counsel...............................................................  41
          6.1.5.  Legal Details....................................................................  41
          6.1.6.  Payment of Fees..................................................................  41
          6.1.7.  Consents.........................................................................  42
          6.1.8.  Officer's Certificate Regarding No Material Adverse Change.......................  42
          6.1.9.  No Violation of Laws.............................................................  42
          6.1.10. No Actions or Proceedings........................................................  42
          6.1.11. Collateral Initially Included in Collateral Pool.................................  42
          6.1.12. Other Conditions.................................................................  42
    6.2.  Each Additional Borrowing Tranche........................................................  42

7.  COVENANTS......................................................................................  43
    7.1.  Covenants................................................................................  43
          7.1.1.  Preservation of Existence........................................................  43
          7.1.2.  Maintenance of Real Estate Properties and Leases.................................  43
          7.1.3.  Collateral Agreements............................................................  44
          7.1.4.  Inspection Rights................................................................  44
          7.1.5.  Single Asset Borrower............................................................  44
          7.1.6.  Use of Proceeds..................................................................  44
          7.1.7.  Further Assurances...............................................................  44


          7.1.8.  Collateral Pool Properties........................................................  44
          7.1.9.  Subsequent Periodic Appraisals and Valuations.....................................  45
          7.1.10. Special ERISA Related Covenants...................................................  45
          7.1.11. Indebtedness......................................................................  46
          7.1.12. Liens.............................................................................  46
          7.1.13. Liquidations, Mergers, Consolidations, Acquisitions...............................  47
          7.1.14. Dispositions of Assets or Affiliates..............................................  47
          7.1.15. Affiliate Transactions............................................................  47
          7.1.16. Continuation of or Change in Business.............................................  47
          7.1.17. Changes in Organizational Documents...............................................  47
          7.1.18. Properties Under Development......................................................  47
          7.1.19. Further Documentation.............................................................  48
          7.1.20. Compliance with Lender Requirements...............................................  48
          7.1.21. Subordination of Leases...........................................................  48
          7.1.22. Enforceability of Loan Documents..................................................  48
          7.1.23. ERISA Matters.....................................................................  49
    7.2.  Reporting Requirements....................................................................  49
          7.2.1.  Notice of Default.................................................................  49
          7.2.2.  Notice of Litigation..............................................................  49
          7.2.3.  Notice of Material Adverse Change.................................................  50

8.  DEFAULT.........................................................................................  50
    8.1.  Events of Default.........................................................................  50
          8.1.1.  Payments Under Loan Documents.....................................................  50
          8.1.2.  Breach of Representation or Warranty..............................................  50
          8.1.3.  Breach of Covenant................................................................  50
          8.1.4.  Event of Default under the Loan Documents.........................................  50
          8.1.5.  Final Judgments or Orders.........................................................  51
          8.1.6.  Notice of Lien or Assessment......................................................  51
          8.1.7.  Insolvency........................................................................  51
          8.1.8.  Cessation of Business.............................................................  51
          8.1.9.  Lien Priority.....................................................................  51
          8.1.10. Bankruptcy and Other Proceedings..................................................  52
    8.2.  Consequences of Event of Default..........................................................  52
    8.3.  Notice of Sale............................................................................  52

9.  MISCELLANEOUS...................................................................................  52
    9.1.  Cooperation by Borrower; Borrower's Obligations...........................................  52


    9.2.  Successors and Assigns....................................................................  52
    9.3.  Modifications, Amendments or Waivers......................................................  52
    9.4.  Forbearance...............................................................................  53
    9.5.  Remedies Cumulative.......................................................................  53
    9.6.  Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes...............  53
    9.7.  Holidays..................................................................................  54
    9.8.  Notices...................................................................................  54
    9.9.  Severability..............................................................................  55
    9.10. Governing Law; Consent to Jurisdiction and Venue..........................................  56
    9.11. Prior Understanding.......................................................................  56
    9.12. Duration; Survival........................................................................  56
    9.13. Disclosure of Information.................................................................  56
    9.14. Exceptions................................................................................  57
    9.15. Relationship of Parties; No Third Parties Benefited.......................................  57
    9.16. Authority to File Notices.................................................................  57
    9.17. WAIVER OF TRIAL BY JURY...................................................................  57
    9.18. Interpretation............................................................................  58
    9.19. Brokerage Fee.............................................................................  58
    9.20. Advertising...............................................................................  58
    9.21. Time of Essence...........................................................................  58
    9.22. Counterparts..............................................................................  58


                                 CREDIT AGREEMENT
                                 ----------------

          THIS CREDIT AGREEMENT ("Agreement") is dated as of May __, 2000 and is made by and among Smith Property Holdings Lincoln Towers L.L.C., a Virginia limited liability company, having an address at care of the Charles E. Smith Companies, 2345 Crystal Drive, Arlington, Virginia 22202, Attention: Gregory Samay, and Smith Property Holdings McClurg Court L.L.C., a Delaware limited liability company, having an address at care of the Charles E. Smith Companies, 2345 Crystal Drive, Arlington, Virginia 22202, Attention: Gregory Samay, and Columbia National Real Estate Finance, Inc., a Maryland corporation ("Columbia"), having an address at 7142 Columbia Gateway Drive, Columbia, Maryland 21846, and for the sole purpose of agreeing to the provisions of Sections 2.4, 2.10 and 2.15 of this Agreement, Charles E. Smith Residential Realty, L.P, a Delaware limited partnership, having an address at care of the Charles E. Smith Companies, 2345 Crystal Drive, Arlington, Virginia 22202,
Attention: Gregory Samay.

                                    RECITALS
                                    --------

          WHEREAS, Borrower desires to obtain a revolving credit loan from Lender in an amount up to, but not exceeding Three Hundred Million and NO/100 Dollars ($300,000,000);

          WHEREAS, Borrower has offered to grant Lender a security interest in certain real properties and other assets owned by Borrower as security for Borrower's repayment of such revolving credit loan; and

          WHEREAS, Lender is willing to make a revolving credit loan to Borrower secured by an interest in such real properties and other assets owned by Borrower.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.  DEFINITIONS
    -----------

    1.1.  Definitions.
          -----------

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          "Addition Fee" shall have the meaning set forth in Section 2.9.3.
           ------------                                      -------------

          "Additional Collateral Facility" shall mean the amount of any increase
           ------------------------------
in the Maximum Facility Available provided to Borrower hereunder and calculated as follows: (i) with respect to any real property to be included in the Collateral Pool pursuant to the provisions of Section 2.9, sixty-five percent
                                              -----------
(65%) of the Market Value of each such real property, and (ii) with respect to any increase in the Market Value of any Collateral Pool Property as determined pursuant to Section 2.13, sixty-five percent (65%) of such increase in the
            ------------
Market Value of such Collateral Pool Property.

          "Affiliate" or "Affiliates" as to any Person shall mean any other
           ---------      ----------
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or
(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          "Agreement" shall mean this Credit Agreement, as the same may be
           ---------
supplemented or amended from time to time, including all schedules attached hereto.

          "Allonge" shall have the meaning set forth in Section 2.9.2.2.
           -------                                      ---------------

          "Appraisal" shall mean an appraisal commissioned by Borrower, at
           ---------
Borrower's sole cost and expense, performed in accordance with Lender's then current requirements, and submitted to Lender in connection with Lender's determination of the Market Value.

          "Appraisal Addition Fee" shall have the meaning set forth in Section
           ----------------------                                      -------
2.13.
----

          "Assets" shall mean all Real Estate Properties and other assets owned
           ------
by a Person and its consolidated and unconsolidated Affiliates, including, but not limited to, the Collateral.

          "Authorized Officer" shall mean those individuals, designated by
           ------------------
written notice to Lender from Borrower, authorized to execute notices, reports and other documents on behalf of Borrower required hereunder; provided, further,
                                                              --------  -------
that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any notices permitted or required by this Agreement. Borrower may amend such list of individuals from time to time by giving written notice of such amendment to Lender.

          "Available Credit Commitment" shall mean, at any given time, the
           ---------------------------
lesser of: (i) the Commitment less the Loan; or (ii) the maximum aggregate amount of the Loan which would be permitted to be outstanding from time to time by the Sublimits as set forth in Section 2.1.1 less the Loan.
                                 -------------

          "Base Rate" shall mean the LIBO Rate plus the Margin.
           ---------

          "Benefit Arrangement" shall mean at any time an "employee benefit
           -------------------
plan," within the meaning of Section 3(3) of ERISA, including without limitation a Pension Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

          "Borrower" shall mean, collectively, Smith Property Holdings Lincoln
           --------
Towers L.L.C. and Smith Property Holdings McClurg Court L.L.C., together with any Proposed Borrower that joins in this Credit Agreement pursuant to the terms and conditions of Section 2.9.2.
                  -------------

          "Borrower's knowledge" or words of like import shall mean, except as
           --------------------
otherwise expressly provided herein, the actual knowledge (without any presumption of independent investigation) of all Authorized Officers.

          "Borrowing Date" shall mean, with respect to any Borrowing Tranche,
           --------------
the date of borrowing, which shall be a Business Day.

          "Borrowing Tranche" shall mean each advance hereunder having a
           -----------------
particular Interest Period outstanding at any one time. Two (2) or more Borrowing Tranches may be combined to form a single Borrowing Tranche with the same Interest Period (a) without Prepayment Fee or other penalty or fee in the event two (2) or more Borrowing Tranches are advanced or mature and are renewed at the same time with the same Interest Period or (b) with the applicable Prepayment Fee if one (1) or more Borrowing Tranches are advanced or prepaid and at the request of the Borrower then combined with one (1) or more other Borrowing Tranches with the same Interest Period. For all purposes hereunder, all Prime Rate fundings shall be aggregated and deemed a single Borrowing Tranche.

          "Business Day" shall mean any day other than (i) a Saturday or Sunday
           ------------
or a legal holiday on which either Lender or Servicer is closed for business, and (ii) any day on which business is not carried on in the London interbank market.

          "Closing Date" shall mean the date on which this Agreement is
           ------------
executed. The closing shall take place on the Closing Date at the offices of Lender's counsel, or at such other time and place as the parties agree.

          "Collateral" shall mean the Collateral Pool Properties, and all other
           ----------
property of Borrower on which liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Collateral Pool Property Documents. Lender's security interest in the Collateral shall consist of first priority liens on the particular Collateral Pool Property.

          "Collateral Agreements" shall mean (a) any agreements between Borrower
           ---------------------
and Lender for the purpose of establishing replacement reserves for the Collateral Pool Properties or a particular Collateral Pool Property, including
(1) agreements establishing a fund to assure the completion of repairs or improvements specified in any such agreement, or (2) agreements assuring a reduction of the outstanding principal balance of the Loan if the occupancy income from a Collateral Pool Property does not increase to a level specified in such agreement, or (b) any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account, all of the foregoing to be imposed only pursuant to an express written agreement between Borrower and Lender entered into (x) at the

Closing Date, or (y) with respect to real properties added to the Collateral Pool pursuant to Section 2.9, at or prior to such addition.

          "Collateral Pool", "Collateral Pool Property" and "Collateral Pool
           ---------------    ------------------------       ---------------
Properties" shall mean the Real Estate Properties or a Real Estate Property, as
----------
the case may be, as set forth in Schedule 1.1(A), together with any real
                                 ---------------
properties, which have been added into the Collateral Pool pursuant to Section
                                                                       -------
2.9.2 and less any real properties which have been released from the Collateral
-----
Pool pursuant to Section 2.10.
                 ------------

          "Collateral Pool Property Documents" shall mean the then current
           ----------------------------------
versions of such mortgages, deeds of trust, or deeds to secure debt, assignments of leases and rents, guaranties, indemnities, Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, any guarantor or any other person or entity in connection with the Loan or the Collateral, as such documents may be amended from time to time, provided, however, that any future versions of such documents shall include the exceptions and waivers customarily given by Lender to Borrower. The Collateral Pool Property Documents shall include those documents set forth in Schedule 1.1(B).
                                                              ---------------

          "Collateral Pool Value" shall mean the sum of the aggregate of the
           ---------------------
Market Values for the Collateral Pool Properties.  Collateral Pool Value may be
(i) increased as a result of (a) an increase in the Market Value(s) of one (1) or more Collateral Pool Properties following an Appraisal pursuant to Section 2.13, (b) an addition of a real property pursuant to Section 2.9, or (c) a Valuation (but only in the circumstances described in Section 2.14.3), or (ii)
                                                      --------------
decreased as a result of (a) a decrease in the Market Value(s) of one (1) or more Collateral Pool Properties following a Valuation pursuant to Section 2.14, or (b) a release of one (1) or more Collateral Pool Properties pursuant to
Section 2.10.

          "Columbia" shall have the meaning set forth in the first paragraph of
           --------
this Agreement.

          "Commitment" shall mean Three Hundred Million and NO/100 Dollars
           ----------
($300,000,000.00).

          "Credit Facility" shall mean Lender's obligation to disburse funds
           ---------------
under this Agreement.

          "Dollar, U.S. Dollars" and the symbol $ shall mean lawful money of the
           --------------------                 -
United States of America.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          "ERISA Group" shall mean, at any time, Borrower and all members of a
           -----------
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Event of Default" shall mean any of the events described in Section
           ----------------                                            -------
8.1 and referred to therein as an "Event of Default."
---

          "Expiration Date" shall mean the earlier of (i) May 31, 2010, (ii) the
           ---------------
date specified by Borrower as the Expiration Date under Section 2.16 or (iii)
                                                        ------------
the date the Credit Facility is terminated by Lender under Section 2.10.
                                                           ------------

          "Facility Debt Service" shall mean the principal, in the event
           ---------------------
Borrower is required to pay monthly installments of principal pursuant to

Section 4.5, the interest due on the Loan hereunder and under the Revolving
-----------
Credit Note and any amounts payable under Section 3.2.2, exclusive of any
                                          -------------
principal payments required under Section 4.3.2.  Facility Debt Service shall be
                                  -------------
annualized at the time of determination based on the debt service then accruing under all outstanding Borrowing Tranches, notwithstanding the duration of any Interest Period.

          "Facility Debt Service Coverage Ratio" shall mean at the time of
           ------------------------------------
determination the Net Operating Income for the then current period of the Collateral Pool Properties divided by the Facility Debt Service for the then current period.

          "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation.
           -----------

          "GAAP" shall mean generally accepted accounting principles as are in
           ----
effect from time to time, subject to the provisions of Section 1.3, and applied
                                                       -----------
on a consistent basis both as to classification of items and amounts.

          "Guarantor" shall mean Charles E. Smith Residential Realty LP.
           ---------

          "Guaranty" shall mean the guaranty agreement executed by Guarantor in
           --------
favor of Lender, substantially in the form attached hereto as Schedule 1.1.(C).
                                                              ----------------

          "Inclusion Date" shall have the meaning given to such term in Section
           --------------                                               -------
2.9.2.2.
-------

          "Insolvency Proceeding" shall mean, with respect to any Person: (a) a
           ---------------------
case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower or an Affiliate, or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

          "Interest Period" shall have the meaning assigned to such term in
           ---------------
Section 3.3.
-----------

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          "Law" shall mean any law (including common law), constitution,
           ---
statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          "Lender" shall mean at any time and from time to time, the entity that
           ------
is the holder of the Revolving Credit Note, provided that Lender may in its sole discretion designate Servicer to perform some or all of Lender's obligations under this Agreement, the Revolving Credit Note and the other Loan Documents. Promptly after the initial closing under this Agreement, Columbia, the initial Lender, shall sell the Revolving Credit Note to Freddie Mac and shall assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac, which shall be Lender for the remainder of the term of this Agreement.

          "LIBO Rate" shall mean, with respect to each Borrowing Tranche, the
           ---------
rate of interest, rounded to the nearest basis point (i.e. one-hundredth of one percent (.0001), displayed on the Bloomberg, L.P., page "BBAM", as the British Bankers Association ("BBA") LIBO Rate (such page, or such other page as may
                      ---
replace page BBAM on that service, or at the option of Lender the applicable page on another credible and generally recognized service which electronically transmits or displays BBA LIBO Rates is referred to as the "Designated Bloomberg
                                                            --------------------
Page"), for purposes of calculating effective rates of interest for loans or
----
obligations for an amount comparable to such Borrowing Tranche and having a borrowing date equal to the Borrowing Date and a maturity comparable to the Interest Period. If the Designated Bloomberg Page is not available but is generally still published the LIBO Rate for such Interest Period will be the BBA LIBO Rate most recently published for such Interest Period. In the event the BBA ceases to set or publish a LIBO Rate, for any Interest Period, or in the event the Designated Bloomberg Page is no longer generally published, Lender shall use the U.S. Treasury securities having maturity dates as close as possible to the applicable Interest Period as an alternative index. In the event that U.S. Treasury securities having maturity dates as close as possible to the applicable Interest Period are no longer available, Lender shall, in its reasonable discretion, designate an alternative index.

          "Lien" shall mean any mortgage, deed of trust, deed to secure debt,
           ----
pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

          "Loan" shall mean the sum of all Borrowing Tranches outstanding at any
           ----
one time.

          "Loan Document" or "Loan Documents" shall mean any or all of this
           -------------      --------------
Agreement, the Revolving Credit Note, the Guaranty, the Collateral Pool Property Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.

          "Loan Request" shall have the meaning given to such term in Section
           ------------                                               -------
2.5.
---

          "Margin" shall mean the applicable percentage set forth in Schedule
           ------                                                    --------
3.2 or Schedule 3.2A, as the case may be.
---    -------------

          "Market Value" shall mean as to each individual Collateral Pool
           ------------
Property the lesser of (i) the value of each Collateral Pool Property as determined by Lender in accordance with its then current underwriting policies, practices and procedures consistently applied, as such Market Value may be (a) increased as the result of (1) an Appraisal pursuant to the terms of Section
                                                                     -------
2.13, or (2) a Valuation (but only in the circumstances described in Section
----                                                                 -------
2.14.3), (b) established by an addition of a real property pursuant to the terms
------
of Section 2.9 or (c) decreased as the result of a Valuation pursuant to the
   -----------
terms of Section 2.14, or (ii) One Hundred and Fifty Three Million Eight Hundred
         ------------
and Fifty Thousand and NO/100 Dollars ($153,850,000.00). The Market Values of the Collateral Pool Properties as of the Closing Date are set forth in Schedule 1.1(A).

          "Material Adverse Change" shall mean any set of circumstances or
           -----------------------
events which (a) has or is then reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or the other Loan Documents taken as a whole, (b) impairs materially or is then reasonably expected to impair materially the ability of Borrower or Guarantor as the case may be to duly and punctually pay or perform its Obligations, or (c) impairs materially or is then reasonably expected to impair materially the ability of Lender, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or the other Loan Documents taken as a whole.

          "Maximum Facility Available" shall mean at any one time the maximum
           --------------------------
amount which Borrower may borrow under this Agreement without violating the Sublimit set forth in Section 2.1.1.1.
                      ---------------

          "Minimum Servicing Fee" shall have the meaning set forth in Section
           ---------------------                                      -------
3.2.2.
-----

          "Month" shall mean the appropriate calendar month.
           -----

          "Multiemployer Plan" shall mean any employee benefit plan which is a
           ------------------
"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Pension Plan years, has made or had an obligation to make such contributions.

          "Net Operating Income" shall mean an annualized dollar amount equal to
           --------------------
all income from the operations of the Collateral Pool Properties that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (exclusive of Facility Debt Service). Net Operating Income shall be calculated by Lender for each individual Collateral Pool Property, in accordance with Lender's then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender's then current requirements for such capital reserves, as of the Closing Date and thereafter
(i) as of each anniversary of the Closing Date, and (ii) upon the inclusion, deletion or substitution of any real property in the Collateral Pool pursuant to the provisions hereof.

          "Notices" shall have the meaning assigned to that term in Section 9.8.
           -------                                                  -----------

          "O&M Programs" shall mean a written program of operations and
           ------------
maintenance for a Collateral Pool Property approved in writing by Lender.

          "Obligation" shall mean any obligation or liability of Borrower to
           ----------
Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note or any other Loan Document, excluding any Permanent Loan or any other liability of Borrower to Lender not created under this Agreement, the Revolving Credit Note or the other Loan Documents.

          "Official Body" shall mean any national, federal, state, local or
           -------------
other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Payment Date" shall have the meaning set forth in Section 4.2.
           ------------                                      ------------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA or any successor.

          "Pension Plan" shall mean at any time an employee pension benefit plan
           ------------
which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          "Permanent Loan" shall have the meaning assigned to that term in
           --------------
Section 2.12.
------------

          "Permanent Loan Collateral" shall have the meaning assigned to that
           -------------------------
term in Section 2.12.
        ------------

          "Permitted Exceptions" shall mean:
           --------------------

          (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (b) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          (c) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of Real Estate Property, none of which (i) materially impairs the use of such property or the value thereof, (ii) is violated in any material respect by existing or proposed structures or land use or (iii) impairs Borrower's ability to rebuild, repair or restore any improvements located on a Collateral Pool Property following a casualty;

          (d) Liens, security interests and mortgages in favor of Lender for the benefit of Lender; and

          (e) Encumbrances listed as exceptions to Lender's title insurance policies for the Collateral Pool Properties.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          "Potential Default" shall mean any event or condition which, with the
           -----------------
passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

          "Prepayment Fee"  shall have the meaning set forth in Section 4.4.
           --------------                                       -----------

          "Prime Rate" shall mean the rate of interest per annum established
           ----------
from time to time and published in the Wall Street Journal as the prime rate, or
                                       -------------------
any comparable publication reasonably selected by Lender in the event the Wall
                                                                          ----
Street Journal no longer publishes the prime rate.
--------------

          "Prior Security Interest" shall mean a valid and enforceable perfected
           -----------------------
first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute.

          "Prohibited Transaction" shall mean any prohibited transaction as
           ----------------------
defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          "Proposed Borrower" shall mean a single asset entity that is an
           -----------------
Affiliate of Borrower or Guarantor and is the owner of a real estate property which has been proposed to be included in the Collateral Pool, pursuant to the terms hereof.

          "Real Estate Property" or "Real Estate Properties" shall mean any
           --------------------      ----------------------
multifamily real property (including any and all leases, rents, equipment and fixtures related thereto or used in conjunction therewith) located in the United States of America solely owned by Borrower including all of Lender's present and future rights, title and interests in such real property as set forth in the mortgage or deed of trust granted by Borrower in favor of Lender with respect to such real property.

          "Renewal Request" shall have the meaning given to such term in Section
           ---------------                                               -------
3.3.3.
-----

          "Reportable Event" shall mean a reportable event described in Section
           ----------------
4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.

          "Revolving Credit Note" shall mean the Multifamily Revolving Credit
           ---------------------
Note of Borrower, in the face amount of the Commitment, which evidences the Loan, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          "Servicer" shall mean any independent contractor appointed by Lender,
           --------
at Lender's sole cost and expense, to administer the Credit Facility and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement. Pursuant to the terms of any Servicing Agreement, Lender may designate Servicer to perform some or all of Lender's obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.

          "Servicing Agreement" shall mean any agreement between Lender and an
           -------------------
independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note and the other Loan Documents.

          "Solvent" shall mean, with respect to any Person on a particular date,
           -------
that on such date (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person after giving effect to any rights of contribution, subrogation or indemnification of such Person.

          "Streamlined Refinancing Program" shall mean Lender's then current
           -------------------------------
program for refinancing a performing loan in its loan portfolio.

          "Sublimits" shall have the meaning assigned to that term in Section
           ---------                                                  -------
2.1.1.
-----

          "Substitution Fee" shall have the meaning set forth in Section 2.11.
           ----------------                                      ------------

          "Substituted Collateral Facility" shall mean the amount equal to
           -------------------------------
sixty-five percent (65%) of the excess, if any, of the Market Value of any real property included in the Collateral

Pool pursuant to the provisions of Section 2.9 over the Market Value of any real
                                   -----------
property simultaneously released from the Collateral Pool pursuant to the provisions of Section 2.10. For purposes of this definition, "simultaneously"
              ------------
shall mean a release under Section 2.10 followed by an addition under Section
                           ------------                               -------
2.9, or vice-versa, within ninety (90) days of each other.
---

          "Underwriting Fee" shall mean a non-refundable fee in the amount of
           ----------------
Three Thousand and NO/100 Dollars ($3,000.00) per real property.

          "Underwriting Materials" shall mean all materials required by Lender
           ----------------------
pursuant to Lender's then current loan underwriting requirements.

          "Uniform Commercial Code" shall have the meaning assigned to that term
           -----------------------
in Section 5.1.13.
   --------------

          "Unused Facility Fee" shall have the meaning assigned to that term in
           -------------------
Section 2.4.
-----------

          "Valuation" shall have the meaning set forth in Section 2.14.1.
           ---------                                      --------------

          "Valuation Caused Decrease" shall have the meaning set forth in
           -------------------------
Section 2.14.3.
--------------

          "Valuation Caused Increase" shall have the meaning set forth in
           -------------------------
Section 2.14.3.
--------------

     1.2. Construction.
          ------------

          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.

          1.2.1. Number; Inclusion.
                 -----------------

          References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase `including without limitation";

          1.2.2. Determination.
                 -------------

          References to "determination" of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error;

          1.2.3. Lender's Discretion and Consent; References to Lender's
                 -------------------------------------------------------
Requirements.
------------

          Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith and whenever a reference is made to "Lender's then current requirements", "Lender's then current programs" or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Freddie Mac Multifamily Seller/Servicer Guide with such exceptions and waivers customarily given by Lender to Borrower and other borrowers;

          1.2.4. Documents Taken as a Whole.
                 --------------------------

          The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          1.2.5. Headings.
                 --------

          The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          1.2.6. Implied References to this Agreement.
                 ------------------------------------

          Article, section, subsection, clause, and schedule references are to this Agreement or other Loan Documents, as the case may be, unless otherwise specified and schedules attached hereto are incorporated herein by this reference;

          1.2.7. Persons.
                 -------

          Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          1.2.8. Modifications to Documents.
                 --------------------------

          Reference to any agreement (including this Agreement and any other Loan Document together with any schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          1.2.9. From, To and Through.
                 --------------------

          Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

          1.2.10. Conflicts with Other Loan Documents.
                  -----------------------------------

          In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.

          1.3. Accounting Principles.
               ---------------------

          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared on an accrual basis in accordance with GAAP (including principles of consolidation where appropriate) and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower's financial statements at that time.

2.        REVOLVING CREDIT FACILITY
          -------------------------

          2.1. Revolving Credit Commitment.
               ---------------------------

          Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to advance funds to Borrower at any time or from time to time on or after the date hereof until the Expiration Date, provided that after giving effect to any particular advance the Loan amount outstanding at any one time shall not exceed the amount of the Commitment which would be permitted to be outstanding under the Sublimits as the same may be constituted at such time. Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow pursuant to this Section 2.1.
                              ------------

          2.1.1. Sublimits.
                 ---------
          Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing:

                 2.1.1.1. the Loan shall not exceed sixty-five percent (65%) of the Collateral Pool Value;

                 2.1.1.2. the Facility Debt Service Coverage Ratio shall not be less than 1.35 : 1.00; and

                 2.1.1.3. the number of Borrowing Tranches outstanding shall not exceed fifteen (15).

          2.1.2. Term.
                 ----

          The term of the Credit Facility shall commence on the Closing Date and terminate on the Expiration Date unless otherwise terminated earlier pursuant to the provisions hereof.

     2.2. Nature of Lender's Obligations with Respect to the Loan.
          -------------------------------------------------------

          Subject to the provisions of this Agreement, the aggregate amount of the Loan outstanding hereunder at any time shall never exceed the amount of the Commitment which would be permitted to be outstanding under the Sublimits as the same may be constituted at such time. Lender shall have no obligation to make any advance hereunder on or after the Expiration Date.

     2.3. Fees.
          ----

          2.3.1.    Fees Paid Prior to the Closing Date.
                    -----------------------------------

          Lender acknowledges that, in addition to Borrower's obligations under
Section 6.1.6, Borrower has paid to Lender, as consideration for Lender's costs
-------------
in underwriting the Available Credit Commitment, an Underwriting Fee for each property described at Schedule 1.1(A) and proposed by Borrower to be included in
                      ---------------
the Collateral Pool on the Closing Date.

          2.3.2.    Fees Due on the Closing Date.
                    ----------------------------

          Borrower shall pay to Lender on the Closing Date (simultaneously with the closing of the Credit Facility), as further consideration for Lender's cost in underwriting the Commitment, a non-refundable transaction fee in the amount of Six Hundred and Eighty Seven Thousand Five Hundred and NO/100 Dollars ($687,500.00).

     2.4. Unused Facility Fee.
          -------------------

          Accruing from the date hereof until the Expiration Date, Borrower agrees to pay to Lender, as consideration for Lender's Commitment hereunder, a nonrefundable unused facility fee (the "Unused Facility Fee") equal to ten basis
                                        -------------------
points (.0010) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the Maximum Facility Available, and (ii) the principal amount of the Loan outstanding. In the event that Borrower exercises its right under Section 2.10
                                                                   ------------
to release all assets in the Collateral Pool from any Lien securing the Loan Documents and thereby creates a Maximum Facility Available of zero, the Unused Facility Fee shall, notwithstanding any other provisions hereunder, be calculated with an assumed Maximum Facility Available equal to One Hundred Million and NO/100 Dollars ($100,000,000.00); in such event all Unused Facility Fees shall be payable as a primary obligation of Guarantor. In the event Borrower elects to terminate the Credit Facility prior to the fifth (5th) anniversary of the Closing Date in accordance with the provisions of Section
                                                                     -------
2.16, Borrower shall, as a condition precedent to such termination, pay Lender a
----
liquidated Unused Facility Fee to be calculated with an assumed Maximum Facility Available equal to One Hundred Million and NO/100 Dollars ($100,000,000.00) for each Month which will elapse from the Month the termination notice is delivered pursuant to Section 2.16 to the Month in which the fifth (5th) anniversary date
            ------------
of the Closing Date occurs, such monthly liquidated Unused Facility Fees to be discounted to net present value as of the date such termination notice is delivered, at a discount rate of ten percent (10%) per year, together with any regular Unused Facility Fee due and payable through such Expiration Date. In the event

Borrower elects to terminate the Credit Facility on or after the fifth (5th) anniversary date of the Closing Date in accordance with the provisions of
Section 2.16, Borrower shall, as a condition precedent to such termination, pay
------------
Lender the applicable Unused Facility Fee accruing through such Expiration Date and no additional Unused Facility Fee shall accrue from and after such date. Except as otherwise provided in connection with Borrower's election to terminate this Credit Facility prior to tenth (10th) anniversary of the Closing Date, all Unused Facility Fees shall be payable monthly in arrears at the same time and in the same manner as are payments of debt service under Section 4.2 hereof.
                                                      -----------

     2.5. Loan Requests.
          -------------

          Except as otherwise provided herein, Borrower may from time to time prior to the Expiration Date request Lender to make an advance to the extent of the Available Credit Commitment, by delivering to Lender via facsimile, a request therefor (a "Loan Request") in the form attached hereto as Schedule 2.5.
                     ------------
Borrower may at any one time submit one or more Loan Requests; each Loan Request shall specify the items set forth on Schedule 2.5, including, but not limited to
                                     ------------
(i) the proposed Borrowing Date (which Borrowing Date shall be in accordance with the requirements of Section 3.3); (ii) the amount of the proposed Borrowing
                         -----------
Tranche, which shall each not be less than Three Million and NO/100 Dollars ($3,000,000.00); (iii) the Interest Period for purposes of determining the LIBO Rate, if a Base Rate funding is requested, (iv) in the case of a Loan Request for a Base Rate Borrowing Tranche, the Base Rate and the LIBO Rate and Margin that comprise such Base Rate; and (v) in the event the Guaranty is then in effect, a reaffirmation of Guarantor's obligations with respect to both the Base Rate Borrowing Tranche to be created pursuant to the Loan Request and any outstanding Base Rate Borrowing Tranche. Lender shall be under no obligation to make any advance hereunder absent Lender's receipt of a Loan Request which is fully completed, authorized and executed by an Authorized Officer of Borrower and Servicer, and, if applicable, reaffirmed by Guarantor.

     2.6. The Loan.
          --------

          After receipt by Lender of a Loan Request pursuant to Section 2.5, and
                                                                -----------
subject to the Sublimits of Section 2.1.1 and the provisions of Section 6.2,
                            -------------                       -----------
Lender shall fund the amount requested in such Loan Request to Borrower in U.S. Dollars and immediately available funds on the Borrowing Date. The Borrowing Date shall at the option of Borrower be either (i) the Business Day that Lender receives a fully completed, authorized and executed Loan Request, provided that Lender receives such Loan Request prior to 10:00 a.m. Eastern Time on such Business Day or (ii) the next Business Day following Lender's receipt of the fully completed, authorized and acknowledged Loan Request. Any Loan Request received prior to the Business Day before the proposed Borrowing Date shall be null and void and of no further force and effect. Lender shall fund the amounts requested in any Loan Request by 3:00 p.m. Eastern Time on the Borrowing Date.

     2.7. Revolving Credit Note.
          ---------------------

          The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan, together with interest thereon, shall be evidenced by the Revolving Credit Note dated the Closing Date payable to the order of Lender in a face amount equal to the Commitment.

     2.8. Use of Proceeds.
          ---------------

          The proceeds of the Loan may be used for any lawful purpose and as set forth in Borrower's organizational documents.

     2.9. Additions to the Collateral Pool
          --------------------------------

          2.9.1.    Procedure for Proposing a Real Property for Inclusion in
                    --------------------------------------------------------
the Collateral Pool.
-------------------

          Borrower or Proposed Borrower, as the case may be, may propose to include one or more real property(ies) in the Collateral Pool by delivering to Lender (i) a written proposal for inclusion of the proposed real property(ies),
(ii) an Underwriting Fee for each proposed real property, and (iii) the Underwriting Materials with respect to the proposed real property(ies) and with respect to Proposed Borrower, if applicable, provided that no more than one (1)
                                             -------------
such proposal shall be submitted to Lender in any one (1) Month. Upon Lender's receipt of the Underwriting Fee and all Underwriting Materials, Lender shall notify Borrower or Proposed Borrower of the same. The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender's discretion. For purposes of this Section 2.9,
                                                                 -----------
Borrower or Proposed Borrower may submit a real property for inclusion in the Collateral Pool, if Borrower or Proposed Borrower has a contract to purchase such real property, provided that Borrower or Proposed Borrower consummates the
                    -------------
purchase of such real property on or before the date such real property is proposed to be included in the Collateral Pool. The Underwriting Fee shall be deemed earned upon submission, whether or not Lender approves or disapproves such real property for inclusion hereunder. Borrower shall pay all reasonable costs and expenses that Lender or Servicer incur in connection with any such proposal to include a real property in the Collateral Pool, including, but not limited to attorney's fees, whether or not Lender approves or disapproves such real property for inclusion hereunder.

          2.9.2.    Procedure for Including a Real Property in the Collateral
                    ---------------------------------------------------------
Pool.
----

                    2.9.2.1. With respect to any real property that Borrower or Proposed Borrower, as the case may be, proposes for inclusion in the Collateral Pool, Lender shall, within thirty (30) days of the date on which Lender notifies Borrower or Proposed Borrower that it has received all Underwriting Materials, use its best efforts to accept or reject in writing the proposed real property on the basis of whether such proposed real property meets Lender's then current requirements for inclusion in the Collateral Pool, and in the event that Lender accepts the proposed real property for inclusion in the Collateral Pool, Lender shall use best efforts to include such real property in the Collateral Pool within thirty (30) days of the date of such acceptance, subject to Borrower's or Proposed Borrower's timely performance of all obligations listed under Section 2.9.2.2. Notwithstanding anything contained
                                 -------
herein to the contrary, no real property shall be submitted for inclusion which has a Market Value of less than Seven Million and Seven Hundred Thousand and NO/100 Dollars ($7,700,000.00). The failure of Lender to respond to Borrower or Proposed Borrower's request within such thirty (30) day period shall be deemed a rejection by Lender of the proposal to include the real property in the Collateral Pool. If Lender provide(s) the reason(s) for such rejection, Borrower or Proposed Borrower shall have forty-five (45) days to cure or otherwise resolve to the satisfaction of Lender, the objections of Lender to such proposed real property (Lender, in its sole discretion, may require that Borrower provide within such forty-five (45) day cure period necessary updates of any or all of the Underwriting Materials). If Borrower or Proposed Borrower does not satisfy Lender's objections, then such proposal shall be deemed terminated; provided, however, such termination shall not prevent Borrower or Proposed Borrower from subsequently resubmitting a real property (together with an Underwriting Fee and the Underwriting Materials) for inclusion in the Collateral Pool, further provided that Borrower may not resubmit the same real property for inclusion in the Collateral Pool more often than one (1) time in any twelve (12) month period.

                    2.9.2.2. If and upon the date (the "Inclusion Date") of
                                                        --------------
acceptance by Lender of a real property submitted for inclusion in the Collateral Pool (such acceptance to be in writing, together with Lender's determination of the Market Value of such real property and the Net Operating Income of such property), whether following the initial proposal of such real property or after satisfying any objections of Lender, such real property shall be added to the Collateral Pool, provided that Borrower or Proposed Borrower (i)
                                 -------- ----
pay the Addition Fee and/or the Substitution Fee pursuant to Sections 2.9.3
                                                             --------------
and/or 2.11, (ii) pay all costs and expenses that Lender or Servicer incur in
       ----
connection with the inclusion of such real property, including, but not limited to, attorney's fees, and (iii) submit the following to Lender: (1) all Collateral Pool Property Documents requested by Lender fully executed and where appropriate duly acknowledged and filed of record in the appropriate official public records, (2) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender's Lien on the subject real property or other evidence satisfactory to Lender of such recordation and filing of the mortgage, (3) evidence satisfactory to Lender that (x) in the case of personal property, the Lien constitutes a Prior Security Interest in favor of Lender and, (y) in the case of real property, the mortgage constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), and (4) evidence satisfactory to Lender that subsequent to the addition of the proposed real property, the Collateral Pool Properties shall be located in at least two standard metropolitan statistical areas, as determined by Lender in its discretion, provided however that, the requirements of this subsection (4) shall not apply in the event that at the time of the proposed inclusion there are no real properties in the Collateral Pool and only one real property is proposed for inclusion hereunder, and (iv) in the case of a Proposed Borrower, such Proposed Borrower shall execute (1) an allonge to the Revolving Credit Note (the "Allonge") and (2) a joinder agreement in form satisfactory to Lender in its
 -------
sole discretion. If Borrower or Proposed Borrower fails to perform any of the acts, where applicable, or to submit any of the documents and evidence listed under (i), (ii) and (iii) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within forty-five (45) days of the Inclusion Date, Lender may at its option reject the proposed real property and terminate such proposal. In the event that Borrower or

Proposed Borrower performs all of the acts and submits all of the documents and evidence listed in (i), (ii) and (iii) within forty-five (45) days of the Inclusion Date the proposed real property shall be deemed a Real Estate Property and added to the Collateral Pool.

          2.9.3.    Addition Fee.
                    ------------

          Subject to the provisions of Section 2.11 below, Borrower shall pay a
                                       ------------
fee (the "Addition Fee") equal to the sum of (i) an amount equal to twenty-five basis points (.0025) of the Additional Collateral Facility of any real property added to the Collateral Pool and (ii) an amount equal to fifteen basis points (.0015) of the Additional Collateral Facility of any real property added to the Collateral Pool, provided however, that the amount determined in (ii) above shall be no less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00) and no more than Seventy-Five Thousand and NO/100 Dollars ($75,000.00). Subject to the provisions of Section 2.11, Borrower shall pay to Lender the Addition Fee
                  ------------
upon consummation of the addition of the proposed real property into the Collateral Pool.

    2.10. Release of Collateral.
          ---------------------

          Other than payment in full of all principal and interest then outstanding on the Loan on the Expiration Date, in which event no advance written notice shall be necessary (except as required pursuant to Section 2.16),
                                                                  -------------
Lender shall, upon thirty (30) days advance written notice, release the Liens granted hereunder with respect to a Collateral Pool Property, provided that (i) prior to such release Borrower shall pay Lender and Servicer all reasonable costs and expenses that Lender or Servicer incur in connection with such release, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, and (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, and Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in
Section 2.1.1, provided further that if such release shall cause Borrower to be
-------------
in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same by either adding a real property pursuant to Section 2.9 prior to
                                                           -----------
such release, or prepaying, in accordance with the provisions of Section 4.3, so
                                                                 -----------
much of the Loan as is necessary to cause compliance with this Section 2.10.
                                                               ------------
Notwithstanding such thirty (30) day time period to obtain a release, Lender shall upon three (3) Business Days notice provide a "payoff letter" stating the amount necessary to obtain a release so as to effectuate a sale or refinance of the subject Collateral Pool Property. Upon the release of a Lien on a real property, if the owner of such property owns no other properties in the Collateral Pool, such owner shall be released from its obligations under the Loan Documents, except as otherwise expressly provided in the Loan Documents. Furthermore, upon the release of a Lien on a real property, the Collateral Pool Value shall be decreased by the then current Market Value attributable to such released Property. Borrower shall have the right to (x) repay the outstanding principal balance of the Loan (subject to any Prepayment Fee due hereunder), or
(y) a release of all assets in the Collateral Pool from any Lien securing the Loan Documents, thereby creating a Collateral Pool Value, Available Credit Commitment and Maximum Facility Available of zero, each without terminating this Agreement or the Credit Facility (provided in the event all Collateral Pool Properties have been released from the Lien of any mortgage granted hereunder, Guarantor agrees to pay the Unused Facility Fee pursuant to the provisions of
Section 2.4), and subsequently reborrow hereunder (if any Collateral Pool
-----------
Property remains subject to a mortgage
in favor of Lender, or by adding Collateral pursuant to Section 2.9), provided
                                                        -----------
that, if the Collateral Pool Value remains at zero for more than one (1) year following the release of the last Collateral Pool Property, Lender may terminate this Agreement and the Credit Facility after thirty (30) days written notice from Lender to such Borrower and to Guarantor, unless Borrower or Proposed Borrower shall submit a real property for inclusion in the Collateral Pool in accordance with the provisions of Section 2.9.2 in which event the termination
                                  -------------
of this Agreement and the Credit Facility shall be stayed until the later to occur of (a) Lender's rejection of the proposed real property pursuant to the provisions in Section 2.9 or (b) the expiration of such thirty (30) day period.
              -----------
Notwithstanding the foregoing, in the event such real property is added to the Collateral Pool, pursuant to Section 2.9, the termination notice described above
                             -----------
shall be rendered null and void and of no further force and effect.

    2.11. Substitution of Collateral.
          --------------------------

          If the Borrower simultaneously releases a Collateral Pool Property under Section 2.10 and submits a real property for inclusion under Section 2.9
      ------------                                                 -----------
which is accepted by Lender, then Borrower shall pay a fee (the "Substitution Fee") equal to the sum of (i) an amount equal to fifteen basis points (.0015) of the Substituted Collateral Facility and (ii) an amount equal to fifteen basis points (.0015) of the Substituted Collateral Facility, provided however, that the amount determined in (ii) above shall be no less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00) and no more than Seventy-Five Thousand and NO/100 Dollars ($75,000.00). For purposes of this Section 2.11,
                                                   ------------
"simultaneously" shall mean a release under Section 2.10 followed by an addition
                                            ------------
under Section 2.9, or vice-versa, within ninety (90) days of each other for
      -----------
purposes of determining whether Borrower pays an Addition Fee or Substitution Fee for the inclusion of a real property into the Collateral Pool. Notwithstanding the foregoing, the Collateral Pool Value shall decrease by the Market Value of the real property released from the Collateral Pool as of the date of such release and shall increase by the Market Value of the real property added to the Collateral Pool as of the date of such addition. Any Substitution Fee payable hereunder shall be in lieu of and not in addition to the Addition Fee under Section 2.9.3. In the event a real property is released from the
          -------------
Collateral Pool pursuant to Section 2.10 and thereafter a real property is added
                            ------------
to the Collateral Pool pursuant to Section 2.9, within ninety (90) days of each
                                   -----------
other, the Substitution Fee shall be due and payable upon the addition of such real property. In the event a real property is added to the Collateral Pool pursuant to Section 2.9 and thereafter a real property is released from the
            -----------
Collateral Pool pursuant to Section 2.10, within ninety (90) days of each other,
                            ------------
Lender shall refund to Borrower the difference between the Addition Fee paid pursuant to Section 2.9 and the Substitution Fee payable pursuant to this
            -----------
Section 2.11.
------------

     2.12.     Release of Collateral Followed by a Permanent Loan.
               --------------------------------------------------

               2.12.1.   Permanent Loan.
                         --------------

               Borrower may request that Lender cause Servicer to make a permanent loan (the "Permanent Loan") to be secured by certain Collateral Pool
                     --------------
Property(ies) designated by Borrower (the "Permanent Loan Collateral") to be
                                           -------------------------
simultaneously released from the Collateral Pool and encumbered in favor of Lender as security for Borrower's obligations under the

Permanent Loan. The Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program.

          2.12.2.   Procedure for Making a Permanent Loan
                    -------------------------------------

          Borrower may request that Lender cause Servicer to make a Permanent Loan to Borrower, which request shall specify (1) the Collateral Pool Property(ies) that will constitute the Permanent Loan Collateral, (2) the original principal amount of the requested Permanent Loan, (3) the related reduction in the Collateral Pool Value and the Maximum Facility Available, (4) whether Borrower has selected Lender's then current early rate lock delivery option, and (5) any payment or prepayment of a Borrowing Tranche, (ii) an Underwriting Fee for each Collateral Pool Property proposed by Borrower to be subject to the Permanent Loan, and (iii) the Underwriting Materials. Following receipt of such notice, the Underwriting Fee and the Underwriting Materials, Lender shall use best efforts to consent to Borrower's request within thirty
(30) days of such notice, provided that (a) at the time of such request no Event of Default or Potential Default exists, (b) the permanent loan amount shall be in an amount not less than Five Million Dollars ($5,000,000.00), (c) the Permanent Loan shall be made in accordance with the terms and conditions of the Streamlined Refinancing Program, (d) after giving effect to such release no Event of Default or Potential Default shall exist and Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in
Section 2.1.1, further provided that if any Permanent Loan shall cause Borrower
-------------
to be in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same, prior to the consummation of the Permanent Loan (which shall occur pursuant to the Streamlined Refinancing Program), by either adding a real property pursuant to Section 2.9, or prepaying, in accordance with the
                     -----------
provisions of Section 4.3, so much of the Loan as is necessary to cause
              -----------
compliance with the Sublimits, (e) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Permanent Loan, (f) Borrower under the Permanent Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Permanent Loan and in order to grant Lender a Prior Security Interest in the personal property and a first priority Lien on the real property constituting the Permanent Loan Collateral, and (g) Borrower shall pay Lender (1) a fee equal to fifteen basis points (.0015) of the amount of the Permanent Loan, provided however, that the amount of such fee shall be no less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00) and no more than Seventy-Five Thousand and NO/100 Dollars ($75,000.00), (2) a streamlined refinancing fee to be determined in accordance with Lender's then current guidelines and (3) an early rate lock fee, in the event Borrower selects the early rate lock option, to be determined in accordance with Lender's then current guidelines. Thereafter, Lender shall use best efforts to consummate the Permanent Loan within thirty (30) days of the granting of Lender's consent hereunder. Notwithstanding the foregoing, in the event that Borrower selects Lender's then current early rate lock delivery option, Lender shall use best efforts, subject to Borrower's timely compliance with Lender's requests, to lock the interest rate for the requested Permanent Loan within seven (7) Business Days of Borrower's notice hereunder. Any Permanent Loan granted pursuant to the
foregoing provisions shall not reduce the Commitment hereunder.   Simultaneous
with the closing of the Permanent Loan, Lender shall release the Lien granted hereunder on the Permanent Loan Collateral. Lender shall reasonably cooperate with Borrower to structure and evidence each Permanent Loan so as to eliminate or reduce any applicable recording taxes or title insurance premiums (including, without limitation, amending any existing recorded mortgage to secure a Permanent Loan in lieu of recording a new mortgage), provided that for the purposes of this Section 2.12.2 the term
                                                  --------------
"reasonably cooperate" shall not obligate Lender to incur additional credit risk or legal risk as a result of such action, all of which shall be determined in Lender's discretion.

    2.13. Borrower Appraisals
          -------------------

          With respect to any Collateral Pool Property, Borrower may at its election and at its sole cost and expense, submit to Lender an Appraisal, accompanied by (i) a certified operating statement, (ii) a rent roll, and (iii) a certified operating statement of results for the previous three (3) calendar years (or in the event such results are not available for the previous three (3) years, the results for the previous two (2) years), provided that Borrower may not submit more than one (1) Appraisal per Collateral Pool Property per year. Lender, in its sole discretion, shall have thirty (30) days after receipt of any new Appraisal and accompanying information to determine in its sole discretion the Market Value of the Collateral Pool Property. The failure of Lender to respond within such thirty (30) day period shall be deemed a rejection by Lender of the value of the Collateral Pool Property as listed in the Appraisal. If after receipt of an Appraisal, Lender determines that the Market Value of the Collateral Pool Property which is the subject of the Appraisal has increased in an amount above the then current Market Value of such Collateral Pool Property, then the Market Value of such Collateral Pool Property and the Collateral Pool Value shall be deemed to have increased by such amount and Lender shall thereafter notify Borrower within five (5) Business Days after Lender's determination of the increased Market Value of such Collateral Pool Property and the amount of the Additional Collateral Facility, and Borrower shall within five
(5) days of such notice (1) pay a fee (the "Appraisal Addition Fee") to Lender equal to thirty-five basis points (.0035) of the Additional Collateral Facility resulting from such increase and (2) provide evidence to Lender of additional title insurance acceptable to Lender in Lender's discretion in an amount not less than the Additional Collateral Facility resulting from such increase. Borrower shall pay all costs and expenses that Lender or Servicer incur in connection with any Appraisal submitted by Borrower, including, but not limited, to attorney's fees, whether or not Lender determines that the Market Value of any Collateral Pool Property has increased in an amount above the then current Market Value of such Collateral Pool Property.

    2.14. Valuations.
          ----------

          2.14.1.   Timing and Procedure of Valuation
                    ---------------------------------

          In addition to any other provisions requiring valuations hereunder, Lender shall perform an annual valuation (the "Valuation") of the Collateral Pool Properties within forty-five (45) days after the end of each calendar year. Lender shall provide Borrower with written notice of the results of the Valuation within five (5) Business Days of Lender's final determination of such results.

          2.14.2.   Valuations that Disclose a Decrease in Collateral Pool
                    ------------------------------------------------------
Value.
-----

          If any Valuation discloses that the Market Value of any Collateral Pool Property has decreased below the then current Market Value of such Collateral Pool Property, then the Market Value of such Collateral Pool Property and the Collateral Pool Value shall be deemed to have decreased by such amount and Lender shall thereafter notify Borrower of the decreased Market Value of such Collateral Pool Property(ies) at the time Lender delivers the results of the Valuation to Borrower. In the event that any such Valuation shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.1,
                                                                 -------------
Borrower shall within fifteen (15) days of notice from Lender of such decrease, cure the same by bringing the Loan into compliance with the Sublimits by either
(i) adding a real property pursuant to Section 2.9, (ii) prepaying, in
                                       -----------
accordance with provisions of Section 4.3, so much of the Loan as is necessary
                              -----------
to cause compliance with the Sublimits, or (iii) delivering a standby, irrevocable letter of credit in favor of Lender in an amount equal to the required reduction of the Loan as would be necessary to bring Borrower within compliance with the Sublimits, provided that such letter of credit shall (a) be
                               -------- ----
in form and substance acceptable to Lender and issued by an institution with a credit rating of "A" or better, (b) be renewed by Borrower within thirty (30) days of its expiration date, unless such letter of credit is no longer necessary in order to cause compliance with the Sublimits, and (c) be maintained in an amount equal to the required reduction of the Loan as would be necessary to bring Borrower within compliance with the Sublimits.

          2.14.3.   Valuations that Disclose an Increase in Collateral Pool
                    ---------------------------------------
Value.
-----

          If any Valuation(s) pursuant to Section 2.14.2 previously resulted in
                                          --------------
a decrease in Collateral Pool Property Value (in the aggregate, the "Valuation Caused Decrease"), and thereafter a Valuation discloses that the Market Value of any Collateral Pool Property has increased over the then current Market Value of such Collateral Pool Property, then the Market Value of such Collateral Pool Property shall be deemed to have increased (the "Valuation Caused Increase"), without the payment of any Addition Fee, Appraisal Addition Fee or Substitution Fee, to the extent of the lesser of (x) the amount of such increase in Market Value, or (y) the Valuation Caused Decrease, and the Valuation Caused Decrease shall simultaneously be deemed reduced (but not below zero) by an amount equal to the Valuation Caused Increase.

    2.15. Guaranty of Borrowing Tranche
          -----------------------------

          Guarantor may elect to (but shall not be obligated to) guaranty a portion of the Loan by executing and delivering the Guaranty to Lender, but only such portion of the Loan which constitutes Base Rate fundings, provided that (i) at the time of such election Guarantor shall provide Lender with evidence satisfactory to Lender, in the form of the last audited financial statements of Guarantor, that Guarantor's current net worth is greater than or equal to Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00), and (ii) Guarantor shall make the first such election prior to the fifth anniversary of the Closing Date. The Guaranty shall thereafter remain in full force and effect until the earlier to occur of (a) the Expiration Date or (b) the date, if any, on which Borrower repays the Loan in full, and Lender, at the request of Guarantor, shall issue a written confirmation that the Guaranty is null and void and of no further force and effect upon the occurrence of either such event. In the event that Borrower, subsequent to full repayment of the Loan, reborrows money under the Credit Facility, Guarantor may also elect to (but shall not be obligated to) guaranty a portion of the Loan (but only such portion of the Loan which constitutes Base Rate fundings) by executing and delivering the Guaranty to Lender.

    2.16. Borrower's Right to Terminate the Credit Facility
          -------------------------------------------------

          Borrower shall have the right to terminate the Credit Facility provided that (i) Borrower delivers to Lender thirty (30) days advance written notice of its intent to terminate the Credit Facility, such notice shall be irrevocable and shall specify the Expiration Date and (ii) Borrower repays the Loan in full and performs all Obligations under this Agreement, the Revolving Credit Note and the other Loan Documents, including, but not limited to, Borrower's obligation to pay the Unused Facility Fees specified in Section 2.4
                                                                   -----------
and the Minimum Servicing Fee specified in Section 3.2.2.  In the event that
                                           -------------
Borrower shall comply with the requirements set forth in (i) and (ii) above Lender shall release the Liens granted hereunder on the Expiration Date in accordance with Section 2.10.
                ------------

    2.17. Material Adverse Change to Borrower or a Collateral Pool Property.
          -----------------------------------------------------------------

          If Borrower or a Collateral Pool Property experiences a Material Adverse Change, Borrower shall promptly notify Lender of the same and Lender shall upon notice of such Material Adverse Change promptly conduct a Valuation of the affected Collateral Pool Property pursuant to Section 2.14. Until such
                                                     ------------
time as such Valuation shall be completed the Collateral Pool Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed (but only for the purposes of determining whether any new borrowing request satisfies all of the Sublimits set forth in Section 2.1.1) to have a Market Value equal to a value to
                       -------------
be reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Collateral Pool Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.1, Borrower
                                                     -------------
shall cure the non-compliance as set forth in Section 2.14.2.
                                              --------------

3.   INTEREST RATES
     --------------

     3.1. Interest Rate.
          -------------

          The interest rate on each Borrowing Tranche shall be either the Prime Rate or the Base Rate, as specified in the Loan Request. Interest rates under this Credit Agreement and the Revolving Credit Note shall be computed on the basis of a year of 360 days and actual days elapsed.

     3.2. Interest Rate Determinations.
          -----------------------------

          3.2.1.    Prime Rate and Base Rate Determination
                    --------------------------------------

          The initial Prime Rate applicable to any Borrowing Tranche hereunder shall equal the Prime Rate as of the Borrowing Date, the Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche. The Base Rate applicable to any Borrowing Tranche hereunder shall, subject to the provisions set forth in the following sentence, equal the Base Rate set forth in the Loan Request. In the event that the LIBO Rate published on the Borrowing Date is more than twenty-five basis points (.0025) higher or lower than the LIBO Rate set forth in the Loan Request, the Base Rate shall be equal to the LIBO Rate plus the Margin, as each exists on the Borrowing Date. Thereafter, the Base Rate shall be redetermined as of each (i) renewal of a Borrowing Tranche pursuant to Section 3.3.3 and (ii) date on which Guarantor
                              -------------
elects to guarantee the Loan pursuant to Section 2.15.  In all events, the Base
                                         ------------
Rate shall be equal to the applicable LIBO Rate plus the applicable Margin. The Margin shall be determined based on the Facility Debt Service Coverage Ratio in accordance with the table set forth in Schedule 3.2, provided however, that in
                                       ------------
the event the Guaranty is then in full force and effect the Margin shall be determined in accordance with the table set forth in Schedule 3.2A.
                                                     -------------
Notwithstanding the foregoing, in the event (1) Guarantor's net worth falls below Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00) or (2) of a Material Adverse Change affecting the Guarantor, the Margin shall be determined in accordance with the table set forth in Schedule 3.2 until such
                                                     ------------
time as (x) Guarantor provides Lender with evidence satisfactory to Lender, in the form of the last audited financial statements of Guarantor, that Guarantor's net worth is greater than or equal to Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00) in the event that Guarantor's net worth fell below Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00), or (y) Guarantor provides Lender with evidence satisfactory to Lender that the Material Adverse Change has been cured, in the event that Guarantor was affected by a Material Adverse Change. The Facility Debt Service Coverage Ratio and the Margin shall be determined and redetermined as of each (1) Loan Request, (2) anniversary of the Closing Date, (3) addition, deletion or substitution of a real property to or from the Collateral Pool pursuant to Sections 2.9, 2.10 and
                                                         ----------------------
2.12 respectively, and (4) expiration of an Interest Period for any Base Rate
----
Borrowing Tranche.

          3.2.2.    Minimum Servicing Fee.
                    ---------------------

          As additional compensation, for Lender's agreement to service the Loan pursuant to this Credit Agreement, Borrower shall pay Lender an annual fee (the "Minimum Servicing Fee") equal to Twenty Thousand and NO/100 Dollars ($20,000.00), such fee shall be due and payable quarterly in arrears beginning on the Payment Date that is on or closest to July 1, 2000 and continuing on the first Payment Date of each successive calendar quarter. Minimum Servicing Fee payments which cover a period of less than one (1) calendar quarter shall be prorated on the actual number of days elapsed. Any accrued Minimum Servicing Fee shall also be payable on the Expiration Date. Notwithstanding the characterization assigned to the payments under this Section 3.2.2, such payment
                                                     -------------
obligation shall be deemed interest payable under the Agreement for the purpose of calculating the Facility Debt Service Coverage Ratio.

          3.2.3.    Rate and Margin Quotations.
                    --------------------------

          Borrower may call Lender on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Facility Debt Service Coverage Ratio for a proposed Borrowing Tranche and an indication of the rates then in effect, including the Margin, but it is acknowledged that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when the election is made.

     3.3. Interest Periods.
          ----------------

          Upon each Loan Request for a new Base Rate funding, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche, Borrower shall notify Lender of the period (the "Interest Period") (which may only be a thirty
(30) day, sixty (60) day, ninety (90) day, one-hundred and twenty (120) day, one-hundred and eighty (180) day, two hundred and seventy (270) day or three hundred and sixty (360) day period (if available to Lender)) for which the LIBO Rate shall be determined. If the maturity date of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such maturity date.

          3.3.1.    Ending Date and Business Day.
                    ----------------------------

          Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar Month, in which case such Interest Period shall end on the immediately preceding Business Day.

          3.3.2.    Termination Before Expiration Date.
                    ----------------------------------

          Borrower shall not select or renew an Interest Period for any Borrowing Tranche that would end after the Expiration Date. If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than thirty (30) days then such Borrowing Tranche shall bear interest at the Prime Rate.

          3.3.3.    Renewals.
                    --------

          In the case of a redetermination of an Interest Period at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day. For each Borrowing Tranche bearing interest at the Base Rate, if no new Interest Period is specified by 10:00 a.m. on the expiration date of such Interest Period by delivery to Lender via facsimile of a fully completed, authorized and executed request therefor (a "Renewal Request") in the form attached hereto as Schedule 3.3.3, the Borrowing Tranche shall be deemed to be
                   --------------
renewed at the then applicable Base Rate for a thirty (30) day Interest Period. Borrower may convert a Prime Rate Borrowing Tranche to a Base Rate Borrowing Tranche by delivering to Lender via facsimile a fully completed, authorized and executed Renewal Request in the form attached hereto as Schedule 3.3.3. If the
                                                        --------------
Guaranty is then in effect, each Base Rate Borrowing Tranche shall remain guaranteed throughout any renewed Interest Period or deemed renewal period.

          3.3.4.    Interest After Default.
                    ----------------------

          So long as (i) any payment under this Agreement remains past due for thirty (30) days or more, or (ii) any other Event of Default has occurred or is continuing, interest on all Borrowing Tranches shall accrue on the unpaid principal balance from the date of the Event of Default at a rate equal to the lesser of four percentage points (4.0%) above the then current rate of interest or the maximum interest rate which may be collected from Borrower under applicable Law (provided, such default interest shall not be included in the calculation of the Facility Debt Service Coverage Ratio). If the unpaid principal balance and all accrued interest are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest shall bear interest from the Expiration Date at the rate set forth in this Section
                                                                     -------
3.3.4.  Borrower acknowledges that its failure to make timely payments will
-----
cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any installment is delinquent for more than thirty
(30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth above represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

               3.3.5.    Late Charge.
                         -----------

               If any amount payable under this Agreement, the Revolving Credit Note or any other Loan Document, other than the then outstanding amount of the Loan payable on the Expiration Date or upon acceleration of the Revolving Credit Note, is not received by Lender on the due date, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to four percent (4%) of such amount. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Section 3.3.5 represents a fair and reasonable
                         -------------
estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 3.3.4.
                                                 -------------
          3.4. LIBO Rate Unascertainable: Illegality; Increased Costs;
               -------------------------------------------------------
Deposits Not Available.
----------------------

               3.4.1.    Unascertainable.
                         ---------------

          If on any date on which a LIBO Rate would otherwise be determined, Lender shall have reasonably determined that:

                    3.4.1.1. adequate and reasonable means do not exist for ascertaining such LIBO Rate or alternative rate permitted or designated hereunder, or

                    3.4.1.2. a contingency has occurred which materially and adversely affects the London interbank market,

          then Lender shall have the rights specified in Section 3.4.3.
                                                         -------------

          3.4.2.    Illegality; Increased Costs; Deposits Not Available.
                    ---------------------------------------------------

          If at any time Lender shall have reasonably determined that:

                    3.4.2.1. the making, maintenance or funding of any Borrowing Tranche bearing interest at the Base Rate has been made unlawful by compliance by Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law but other than as a result of any misconduct by Lender), or

                    3.4.2.2. the Base Rate will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or

                    3.4.2.3. after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche are not available to Lender with respect to such Borrowing Tranche, in the London interbank market, then Lender shall have the rights specified in Section 3.4.3.
                                                         -------------

          3.4.3.    Lender's Rights.
                    ---------------

          In the case of any event specified in Section 3.4.1 or Section 3.4.2
                                                -------------    -------------
above, Lender shall promptly notify Borrower thereof. Upon the date as shall be specified in such notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender's reasonable determination that the circumstances giving rise to such previous determination no longer exist. If at any time Lender notifies Borrower that it has made a determination under Section
                                                                         -------
3.4.1 or Section 3.4.2 then with respect to any Loan Request previously
-----    -------------
submitted but not yet funded and with respect to each Borrowing Tranche on which an Interest Period shall thereafter expire, the applicable Borrowing Tranche(s) shall be deemed to bear interest at the Prime Rate.

4.   PAYMENTS
     --------

     4.1. Payments.

          All payments and prepayments to be made in respect of principal, interest, Unused Facility Fees or other fees or amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender's intent to accelerate Borrower's Obligations under the Loan and notice of such acceleration , all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts owing under this Agreement, provided, however, that Borrower may challenge the accuracy of any such statement, ledger or other record within one (1) year of the date of such statement, ledger or other record.

     4.2. Interest Payment Dates.

          Interest on the Loan shall be due and payable in arrears prior to 12:00 noon Eastern Time on (i) the date that is two (2) Business Days after Borrower's receipt from Lender of an invoice detailing the interest (and principal, if applicable hereunder) due and payable, together with the Unused Facility Fee due and payable for the current Month (the "Payment Date") and (ii) on the Expiration Date or upon acceleration of the Revolving Credit Note. In the instance of a renewal of an Interest Period pursuant to Section 3.3.3,
                                                            -------------
interest on such renewed Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under
Section 4.3 shall be due on the date such prepayment is due.  Interest on the
-----------
principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise). Any payments received from Borrower between the date the notice is delivered and the Payment Date shall be credited on the invoice issued for the following Month and shall not affect Borrower's obligations to pay the invoice in full on the Payment Date.

     4.3. Prepayments.
          -----------

          4.3.1.    Voluntary Prepayments.
                    ---------------------

          Borrower shall have the right, at its option, from time to time to prepay the Loan in whole or part at any time, but no prepayment may be less than the outstanding principal balance and accrued interest of the applicable Borrowing Tranche(s) being prepaid. Whenever Borrower desires to prepay any part of the Loan, Borrower shall provide a prepayment notice to Lender at least one (1) day prior to the date of the proposed prepayment setting forth the following information:

          (x) the estimated date on which the proposed prepayment is to be made; and

          (y) a statement indicating the application of the prepayment to a particular Borrowing Tranche or Borrowing Tranches.

          All prepayment notices shall be revocable upon one (1) day's notice. The principal amount of the Borrowing Tranche(s) for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable by 12:00 Noon Eastern Time on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made as the same may be extended by Borrower. Notwithstanding anything to the contrary contained herein, prepayment of any Borrowing Tranche bearing interest at the Prime Rate may be made upon two (2) days prior notice, and need not be made on a Payment Date.

          4.3.2.    Mandatory Prepayment / Collateral Substitution.
                    ----------------------------------------------

                    4.3.2.1. If at the time of the release of a portion of the Collateral pursuant to Section 2.10, Borrower shall be in violation of any of
                       ------------
the provisions of this Agreement, including the Sublimits set forth in Section
                                                                       -------
2.1.1, Borrower shall cure such violation by prepaying that portion of the Loan
-----
outstanding as is necessary to cause compliance with such Sublimit prior to or simultaneously with such release, without any Prepayment Fee or similar fee or penalty.

                    4.3.2.2.  If at the time of (i) a Valuation pursuant to
Section 2.14 or (ii) a redetermination of Net Operating Income by Lender,
------------
Borrower shall be in violation of any of the provisions of this Agreement, including the Sublimits set forth in Section 2.1.1, Borrower shall cure such
                                     -------------
violation by either (a) making a proposal to add a real property to the Collateral Pool pursuant to Section 2.9 within thirty (30) days of Borrower's
                            -----------
receipt of notice of such Valuation or such redetermination of Net Operating Income or (b) prepaying that portion of the Loan outstanding as is necessary to cause compliance with such Sublimit within fifteen (15) days of Borrower's receipt of notice of such Valuation or redetermination of Net Operating Income, without any Prepayment Fee or similar fee or penalty.

     4.4. Prepayment Fee.
          --------------

          Unless Borrower (i) repays a Borrowing Tranche accruing interest at the Prime Rate, (ii) has elected to prepay in advance all of the interest, applicable to the particular Borrowing Tranche being prepaid, which would have otherwise accrued over the applicable Interest Period, or (iii) repays all or a part of a Borrowing Tranche upon the expiration of such Borrowing Tranche's Interest Period, any prepayment under Section 4.3 shall be accompanied by a
                                      -----------
prepayment fee (the "Prepayment Fee") which shall be determined in accordance
                     --------------
with Schedule 4.4.  The Prepayment Fee shall not constitute the payment of
     ------------
interest and therefore shall not be included in the calculation of Facility Debt Service Coverage Ratio or the determination of Borrower's compliance with the Sublimits set forth in Section 2.1.1. In addition, upon Lender's exercise of
                       -------------
any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Prepayment Fee on the entire unpaid principal amount of the Loan outstanding (except for any portion of the Loan which is then bearing interest at the Prime Rate) at the time of acceleration in addition to all interest accrued thereon, and all other sums and fees payable to Lender hereunder.

     4.5. Additional Payment Obligations.
          ------------------------------

          Notwithstanding anything to the contrary set forth herein, if Lender shall determine in accordance with the provisions of Section 3.2.1 that the
                                                     -------------
Facility Debt Service Coverage Ratio is less than or equal to 1.80 : 1.00 and such Facility Debt Service Coverage Ratio remains less than or equal to 1.80 :
1.00 for a period of one hundred and eighty (180) consecutive days, Borrower shall, upon Lender's election, commence to pay, beginning with the next succeeding Payment Date, monthly installments of principal on the then outstanding principal amount of the Loan in amounts sufficient to amortize the Loan over a thirty (30) year period (such monthly installment amount to be calculated and payable in accordance with the provisions of the following sentence) without any Prepayment Fee. The amount of any monthly principal amortization installment required pursuant to the terms of this Section 4.5
                                                                -----------
shall equal the figure obtained by dividing the then outstanding principal amount of the Loan by three hundred and sixty (360) months and such monthly principal amortization installment shall be proportionately applied among the then outstanding Borrowing Tranches. Borrower's obligations under this Section
                                                                        -------
4.5 shall continue until the later of the following two (2) dates:  (i) the
---
anniversary date of Borrower's obligation to commence amortizing loan payments pursuant to this Section 4.5 or (ii) the date that the Facility Debt Service
                 -----------
Coverage Ratio exceeds 1.80 : 1.00, as timely and reasonably determined by Lender in accordance with the provisions of this Agreement.

     4.6. Additional Compensation in Certain Circumstances.
          ------------------------------------------------

          4.6.1.    Increased Costs Resulting from Taxes, Etc.
                    -----------------------------------------

          If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to
Lender:

                    4.6.1.1. subjects Lender to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder or under the Revolving Credit Note (except for taxes on the overall net income of Lender);

                    4.6.1.2. imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material.

          then Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

          4.6.2.    Indemnity.
                    ---------

          In addition to the compensation required by Section 4.6.1, Borrower
                                                      -------------
shall jointly and severally indemnify Lender against all liabilities, losses or expenses (including breakage costs, any loss or expense incurred in liquidating or employing deposits from third parties ) which Lender sustains or incurs as a consequence of any:

               4.6.2.1. attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under
Section 2.5, any request to release a Collateral Pool Property under Section
-----------                                                          -------
2.10, or notice relating to prepayments under Section 4.3, or
----                                          -----------

               4.6.2.2. default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Unused Facility Fee or any other amount due hereunder.

          If Lender sustains or incurs any such loss or expense, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender thirty (30) days after such notice is given.

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     5.1. Representations and Warranties.

          Borrower represents and warrants to Lender as follows:

          5.1.1.    Organization and Qualification.
                    ------------------------------

          Borrower is a corporation, partnership, limited liability company, or real estate investment trust, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, Borrower has the lawful power to own or lease its Real Estate Properties and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.

          5.1.2.    Single Asset Borrower.
                    ---------------------
          Borrower represents and warrants that it is a single asset entity, with a purpose limited to owning, maintaining and operating only the Real Estate Property.

          5.1.3.    Power and Authority.
                    -------------------

          Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

          5.1.4.    Validity and Binding Effect.
                    ---------------------------

          This Agreement has been duly and validly executed and delivered by Borrower and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. There is no offset, defense, counterclaim or right of recision with respect to any of the Loan Documents.

          5.1.5.    No Conflict.
                    -----------

          Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach or violation of (i) the terms and conditions, as applicable, of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower is a party or by which Borrower is bound or to which Borrower is subject, or (iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted under the Loan Documents), nor will they result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the collateral of Borrower.

          5.1.6.    Litigation.
                    ----------

          There are no actions, suits, proceedings or investigations pending or to the knowledge of Borrower threatened, against Borrower or its Affiliates at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither Borrower nor its Affiliates are in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

          5.1.7.    Title to Collateral Pool Properties.
                    -----------------------------------

          Borrower has good and marketable title to all Collateral Pool Properties and all other Assets which it purports to own or which are reflected as owned on its books and records, free and clear of all Liens and encumbrances except the Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Revolving Credit Note or any of its other obligations in a timely manner or (ii) the use of any Collateral Pool Property for the use currently being made thereof, the operation of any Collateral Pool Property as currently being operated or the value of any Collateral Pool Property.

          5.1.8.    Use of Proceeds.
                    ---------------

          Borrower intends to use the proceeds of the Loan in accordance with

Section 2.8.
-----------

          5.1.9.    Full Disclosure.
                    ---------------

          Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents furnished to Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower, or any of its Affiliates which has not been set forth in this Agreement or in the certificates, statements, agreements, Financial Projections or other documents furnished in writing to Lender prior to or at the date hereof in connection with the transactions contemplated hereby.

          5.1.10.   Taxes.
                    -----

          All federal, state, local and other tax returns required to have been filed with respect to Borrower and its Affiliates have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower, or its Affiliates for any period.

          5.1.11.   Consents and Approvals.
                    ----------------------

          Except for the filing of financing statements and the relevant Collateral Pool Property Documents in the state and county filing offices and except as listed on Schedule 5.1.11, there are no other consents and approvals
                    ---------------
necessary for the execution of this Agreement by Borrower or its performance hereunder or under the Loan Documents, all of which shall have been obtained or made on or prior to the Closing Date.

          5.1.12.   No Event of Default; Compliance with Instruments.
                    ------------------------------------------------

          No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes an Event of Default or a Potential Default. Neither Borrower, nor any of its Affiliates are in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its Real Estate Properties may be subject or bound where such violation would constitute a Material Adverse Change.

          5.1.13.   Security Interests.
                    ------------------

          The Liens and security interests granted to and for the benefit of Lender pursuant to the Loan Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law,
                              -----------------------
entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office all such action as is necessary or advisable to establish such rights of Lender will have been taken, and there will be, upon execution and delivery of the Loan Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six Months prior to the expiration of such filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by Borrower. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

          5.1.14.   Mortgage Liens.
                    --------------

          The Liens granted to and for the benefit of Lender pursuant to the Collateral Pool Property Documents constitute a valid first priority Lien under applicable law, subject to any Permitted Exceptions. All such action as will be necessary or advisable to establish such Lien of Lender and its priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Collateral Pool Property Documents no necessity for any further action in order to protect, preserve and continue such Lien and such priority (except for the timely filing in the required offices of Uniform Commercial Code financing statement continuations). All filing fees and other expenses in connection with each such action have been or will be paid by Borrower.

          5.1.15.   Insurance.
                    ---------

          All insurance policies and other bonds to which Borrower and its respective Affiliates is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower in accordance with prudent business practice in the industry of Borrower.

          5.1.16.   Material Contracts; Burdensome Restrictions.
                    -------------------------------------------

          All material contracts relating to Borrower and its Affiliates taken as a whole, are valid, binding and enforceable upon Borrower and, to Borrower's knowledge, each of the other parties thereto in accordance with their respective terms (except as disclosed in writing by Borrower to Lender prior to the date hereof), and there is no default thereunder, to the knowledge of Borrower with respect to parties other than Borrower or its Affiliates except where the failure of any such contract to be in compliance with the foregoing would not result in a Material Adverse Change. Neither Borrower nor its Affiliates is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably expected to result in a Material Adverse Change.

          5.1.17.   Investment Companies; Regulated Entities.
                    ----------------------------------------

          Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Borrower is not subject to any other Federal or state statute or regulation limiting its ability to incur any debt.

          5.1.18.   Pension Plans and Benefit Arrangements.
                    --------------------------------------

                    5.1.18.1. Borrower has no employees, other than as set forth in Schedule 5.1.18, and Borrower does not maintain or participate in any Benefit
   ---------------
Arrangement.

                    5.1.18.2. Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Pension Plan or, with respect to any Multiemployer Plan, which could result in any material liability of Borrower or any other member of the ERISA Group. Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Pension Plan and Multiemployer Plan, Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                    5.1.18.3. Each Multiemployer Plan is able to pay benefits thereunder when due.

                    5.1.18.4. Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.

               5.1.18.5. No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan.

               5.1.18.6. The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

               5.1.18.7. Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

               5.1.18.8. To the extent that any Benefit Arrangement is insured, Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

               5.1.18.9. All Pension Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

          5.1.19. Other Indebtedness.
                  ------------------

          Borrower has not incurred any other debt other than (i) trade debt incurred in the ordinary course of business and (ii) subordinate intercompany debt.

          5.1.20. Solvency.
                  --------

          Borrower is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including the Loan incurred thereunder and the Liens granted to and for the benefit of Lender, Borrower will be Solvent. Borrower has not entered into this Credit Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          5.1.21. Agreements.
                  ----------

          Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to result in a Material Adverse Change. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or any Collateral Pool Property is bound.

          5.1.22. No Bankruptcy Filing.
                  --------------------

          Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property of Borrower and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

          5.1.23. Location of Chief Executive Offices.
                  -----------------------------------

          The location of the principal place of business and chief executive office of Borrower is Arlington, Virginia.

          5.1.24. Compliance.
                  ----------

          Borrower, each Collateral Pool Property and the use thereof and operations thereat by Borrower, comply in all material respects with all applicable Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Official Body, the violation of which is reasonably likely to result in a Material Adverse Change. All required permits, licenses, and certificates for the lawful use and operation of the Collateral Pool Properties, including, but not limited to, certificates of occupancy, apartment licenses, or the equivalent have been obtained and are in full force and effect.

          5.1.25. Not a Foreign Person.
                  --------------------

          Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

          5.1.26. Labor Matters.
                  -------------

          Borrower is not a party to any collective bargaining agreements.

          5.1.27. Condemnation.
                  ------------

          No taking, condemnation or eminent domain proceeding has been commenced or, to the knowledge of Borrower, is contemplated with respect to all or any portion of any Collateral Pool Property or for the relocation of roadways providing access to any Collateral Pool Property.

          5.1.28. Utilities and Public Access.
                  ---------------------------

          Each Collateral Pool Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Collateral Pool Property for its use as a multifamily residential property. All public utilities necessary to the continued use and enjoyment of each Collateral Pool Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve each Collateral Pool Property either (i) without passing over other property or,
(ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of each Collateral Pool Property for its current purpose have been completed and dedicated to public use and accepted by all Official Bodies or are the subject of access easements for the benefit of such Collateral Pool Property.

          5.1.29. No Joint Assessment; Separate Lots.
                  ----------------------------------

          Borrower has not and shall not suffer, permit or initiate the joint assessment of any Collateral Pool Property (i) with any other Real Estate Property constituting a separate tax lot, and (ii) with any portion of such Collateral Pool Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Collateral Pool Property as a single lien. Each Collateral Pool Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

          5.1.30. Assessments.
                  -----------

          Except as disclosed in the title insurance policies, there are no pending or, to the knowledge of Borrower proposed special or other assessments for public improvements or otherwise affecting any Collateral Pool Property, nor, to the knowledge of Borrower are there any contemplated improvements to any Collateral Pool Property that may result in such special or other assessments.

          5.1.31. No Liabilities.
                  --------------

          Borrower has no liabilities or obligations including, without limitation, contingent obligations (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

          5.1.32. No Prior Assignment.
                  -------------------

          As of the Closing Date, (i) Lender shall be Assignee of Borrower's interest under any leases, and (ii) there are no prior assignments of any leases or any portion of the rents due and payable or to become due and payable which are presently outstanding.

          5.1.33. Certificate of Occupancy.
                  ------------------------

          Borrower has obtained (in its own name or is the express successor or assignee of) all permits necessary to use and operate the Collateral Pool Properties for the uses described in Section 2.8, and all such permits are in
                                     -----------
full force and effect. The use being made of each Collateral Pool Property is in conformity in all respects with the certificate of occupancy and/or permits for such Collateral Pool Property and any other restrictions, covenants or conditions affecting such Collateral Pool Property, including without limitation, the applicable zoning and land use ordinances. Each Collateral Pool Property contains all equipment necessary to use and operate such Collateral Pool Property in a first-class manner.

          5.1.34. Intellectual Property.
                  ---------------------

          All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To the knowledge of Borrower there is no infringement by others of trademarks, trade names and service marks of Borrower.

          5.1.35. Conduct of Business.
                  -------------------

          Borrower does not conduct its business "also known as", "doing business as" or under any other name.

          5.1.36. Title Insurance.
                  ---------------

          Each Collateral Pool Property is covered by a title insurance policy acceptable to Lender.

          5.1.37. No Default.
                  ----------

          The execution, delivery and performance of the obligations imposed on Borrower, if any, under this Agreement, the Revolving Credit Note and the other Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound. There is no litigation or other claim pending before any court or administrative or governmental body or overtly threatened by a written communication against Borrower, the Collateral Pool Property, or any other property of Borrower which would result in a Material Adverse Change or which is not covered by insurance.

          5.1.38. Condition of the Collateral Pool Properties.
                  -------------------------------------------

          To the extent that any of the Collateral Pool Properties have been damaged by fire, water, wind, earthquake or other cause of loss such Collateral Pool Property has been fully restored. Borrower covenants that it shall make all reasonable repairs to the Collateral Pool Properties that are requested by Lender.

          5.1.39. Non-Residential Leases.
                  ----------------------

          Gross income derived from the commercial space located in any Collateral Pool Property shall not exceed twenty-five (25%) percent of the total gross income of such Collateral Pool Property. Neither Borrower, nor any managing member, nor Guarantor, is an Affiliate or otherwise related to the lessee under any leases for laundry equipment, telecommunications, television or similar systems on or about any of the Collateral Pool Properties.

          5.1.40. No Low Income Housing Tax Credit.
                  --------------------------------

          Except as disclosed to Lender in writing, Borrower has not claimed, nor does Borrower intend to claim a low income housing tax credit for any of the Collateral Pool Properties under Section 42 of the Internal Revenue Code of 1986, or any successor Section thereto. Should Borrower later decide to pursue claiming such a tax credit, Borrower will not proceed without obtaining Lender's prior written consent to do so.

          5.1.41. No Restrictions.
                  ---------------

          Except as disclosed to Lender in writing, there are no rent level restrictions or tenant income restrictions on the Collateral Pool Properties.

          5.1.42. No Adverse Affect on the Loan.
                  -----------------------------

          To Borrower's knowledge, nothing involving the Collateral Pool Properties, Borrower or Borrower's credit standing may be reasonably expected to
(i) cause any payments under this Agreement, the Revolving Credit Note and any other Loan Documents to become delinquent or (ii) adversely affect the Collateral Pool Value.

          5.1.43. Term of Leases.
                  --------------

          Except as disclosed to Lender in writing, all residential leases with respect to the Collateral Pool Property are for terms of two (2) years or less.

     5.2. Updates to Schedules.
          --------------------

          Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any Schedule to this Agreement which has become outdated or incorrect in any material respect or omits any material information required by the related representation and warranty to be disclosed therein at the time of such Loan Request. In addition, should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect or omit information required by the related representation and warranty to be disclosed therein and such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions to such Schedule as may be necessary or appropriate to correct or update same. Notwithstanding the providing of revised Schedules, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness of any such Schedule shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; and provided, further that no Schedule shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.

     5.3. Survival of Representations and Warranties.
          ------------------------------------------

          Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Revolving Credit Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Revolving Credit Note or any of the other Loan Documents or (b) until the date on which Lender terminates this Credit Facility in the event Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of Section
                                                                        -------
2.10, whichever is later. All representations, warranties, covenants and
----
agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

6.   CONDITIONS OF LENDING
     ---------------------

          The obligation of Lender to fund any Borrowing Tranche(s) hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the funding of any such Borrowing Tranche(s) to the satisfaction of the following further conditions:

     6.1. Initial Borrowing Tranche.

          On the Closing Date:

          6.1.1. Delivery of Loan Documents.
          --------------------------

          All Loan Documents not previously executed and delivered to Lender shall have been duly executed and delivered to Lender, together with all appropriate financing statements.

          6.1.2. Officer's Certificate.
                 ---------------------

          The representations and warranties of Borrower contained in Section 5
                                                                      ---------
and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist, and there shall be delivered to Lender a certificate of Borrower dated the Closing Date and signed by an Authorized Officer of Borrower to each such effect.

          6.1.3. Secretary's Certificate.
                 -----------------------

          There shall be delivered to and for the benefit of Lender a certificate dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:

                 6.1.3.1. all required action taken by Borrower in connection with this Agreement and the other Loan Documents;

                 6.1.3.2. the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such officers, on which Lender may conclusively rely; and

                 6.1.3.3. copies of the organizational documents of Borrower including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated within thirty (30) Business Days of the Closing Date.

          6.1.4. Opinion of Counsel.
                 ------------------

          There shall be delivered to Lender, a written opinion of counsel for Borrower dated the Closing Date and in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request.

          6.1.5. Legal Details.
                 -------------

          All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.

          6.1.6. Payment of Fees.
                 ---------------

          Borrower shall have paid or caused to be paid to Lender and Servicer to the extent not previously paid all fees accrued through the Closing Date and all of Lender's and Servicer's costs and expenses, including, but not limited to, attorney's fees, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit reports, all third party due diligence costs and other costs and expenses incurred in connection with the closing of this Credit Facility.

          6.1.7. Consents.
                 --------
          All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

          6.1.8. Officer's Certificate Regarding No Material Adverse Change.
                 ----------------------------------------------------------

          Since the date of Borrower's formation, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of Borrower; and there shall have been delivered to Lender a certificate dated the Closing Date and signed by an Authorized Officer of Borrower to each such effect.

          6.1.9.  No Violation of Laws.
                  --------------------

          The making of the Loan shall not contravene any Law applicable to Borrower or Lender.

          6.1.10. No Actions or Proceedings.
                  -------------------------

          No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          6.1.11. Collateral Initially Included in Collateral Pool.
                  ------------------------------------------------

          With respect to the Collateral which is part of the Collateral Pool at Closing, Borrower has delivered all Underwriting Materials required hereunder for inclusion of such Collateral into the Collateral Pool, and Lender has approved the inclusion therein.

          6.1.12. Other Conditions.
                  ----------------

          Borrower shall have satisfied such other reasonable conditions as required by Lender or Lender's legal counsel.

     6.2. Each Additional Borrowing Tranche.
          ---------------------------------

          At the time of funding of any Borrowing Tranche (excluding renewals, conversions and continuances of any outstanding Borrowing Tranche(s) which do not increase the outstanding amount of the principal amount of the Loan made hereunder) other than the funds advanced on the Closing Date, and after giving effect to the proposed extensions of credit: (i) the representations and warranties of Borrower contained in Section 5 and in the other Loan Documents
                                    ---------
shall be true in all material respects on and as of the date of the funding of any Borrowing Tranche or with the same effect as though such representations and warranties had been made on and as of the date of any such additional funding of any Borrowing Tranche (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein and except such changes as would not constitute a Material Adverse Change) and Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or, to the knowledge of Borrower, Potential Default shall have occurred and be continuing or shall exist; (iii) the funding of any Borrowing Tranche shall not contravene any Law applicable to Borrower, or its Affiliates or Lender; and (iv) Borrower shall have delivered to Lender a duly executed and completed Loan Request as the case may be.

7.   COVENANTS
     ---------

     7.1. Covenants.

          Borrower covenants and agrees that until payment in full of the Loan and interest thereon, satisfaction of all of the other Obligations of Borrower under the Loan Documents and termination of the Commitment, Borrower shall comply at all times with the following covenants:

          7.1.1. Preservation of Existence.
                 -------------------------

          Borrower shall, and shall cause each of its Affiliates to, maintain its legal existence as a corporation, general or limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

          7.1.2. Maintenance of Real Estate Properties and Leases.
                 ------------------------------------------------

          Borrower (i) shall not commit waste or permit impairment or deterioration of the Collateral Pool Properties, (ii) shall not abandon the Collateral Pool Properties, (iii) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Collateral Pool Properties to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair (provided that Lender shall make any insurance proceeds or condemnation awards received by Lender available to Borrower for restoration and repair), (iv) shall keep the Collateral Pool Properties in good repair, including the replacement of any personalty and fixtures located on any Collateral Pool Property with items of equal or better function and quality, (v) shall provide for professional management of the Collateral Pool Properties by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing (provided that Lender's approval is not required for a manager or a management agreement where an Affiliate of Borrower is the manager), and (vi) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Collateral Pool Properties, Lender's security or Lender's rights under this Agreement. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Collateral Pool Properties or any part of the Collateral Pool Properties except in connection with the replacement of tangible personalty.

          7.1.3. Collateral Agreements
                 ---------------------

          Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

          7.1.4. Inspection Rights.
                 -----------------

          Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Collateral Pool Properties (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

          7.1.5.  Single Asset Borrower.
                  ---------------------

          Prior to the Expiration Date, Borrower (i) shall not acquire any real or personal property other than the Collateral Pool Properties and personal property related to the operation and maintenance of the Collateral Pool Properties; (ii) shall not operate any business other than the management and operation of the Collateral Pool Properties; and (iii) shall not maintain its assets in a way difficult to segregate and identify.

          7.1.6.  Use of Proceeds.
                  ---------------

          Borrower will use the proceeds of the Loan only for lawful purposes in accordance with Section 2.8 hereof.
                -----------

          7.1.7.  Further Assurances.
                  ------------------

          Borrower shall, from time to time, at its expense, faithfully preserve and protect Lender's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Exceptions, and shall do such other acts and things as Lender in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral provided (x) the terms and conditions of this Agreement and the other Loan Documents are not changed thereby, (y) Lender will use its best efforts to minimize costs and expenses incurred in connection with a request under this subsection, and (z) Borrower's obligations hereunder or under any other Loan Documents are not increased or otherwise adversely affected thereby except for incidental costs and expenses such as recording fees and reasonable attorneys' fees and expenses.

          7.1.8.  Collateral Pool Properties.
                  --------------------------

          With respect to Collateral Pool Properties:

                  7.1.8.1. Borrower shall be in compliance with the Sublimits set forth in Section 2.1.1 at such times as expressly required in this Agreement; and


                  7.1.8.2. Borrower will own at all times the entire equity interest in each Collateral Pool Property.

          7.1.9.  Subsequent Periodic Appraisals and Valuations.
                  ---------------------------------------------

          Borrower shall cooperate with Lender and its agent and provide such information in its possession as such parties shall reasonably require to complete a new Valuation for each Collateral Pool Property in the Collateral Pool.

          7.1.10. Special ERISA Related Covenants.
                  -------------------------------

                  7.1.10.1. Borrower shall at all times be a "real estate operating company" within the meaning of such term contained in 29 CFR (S) 2510.3-101(d) or an entity whose underlying Assets are not deemed to be assets of a Pension Plan as defined in Section 3(3) of ERISA.

                  7.1.10.2. Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Pension Plans and Benefit Arrangements. Without limiting the generality of the foregoing, Borrower shall cause all of its Pension Plans and all Pension Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.10.3. Borrower or members of the ERISA Group shall not employ any employee or be a party to any Benefit Arrangement.

                  7.1.10.4. Borrower and members of the ERISA Group shall not:

                         (i)   fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Pension Plan;

                         (ii)  request a minimum funding waiver from the
Internal Revenue Service with respect to any Pension Plan;

                         (iii) engage in a Prohibited Transaction with any
Pension Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                         (iv)  permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Pension Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Pension Plan;

                         (v)   fail to make when due any contribution to any
Multiemployer Plan that Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                         (vi)  withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Pension Plan, where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;

                         (vii) terminate, or institute proceedings to terminate,
any Pension Plan, where such termination is likely to result in a material liability to Borrower or any member of the ERISA Group;

                         (viii) make any amendment to any Pension Plan with
respect to which security is required under Section 307 of ERISA; or

                         (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

          7.1.11. Indebtedness.
                  ------------

          Borrower shall not, at any time, create, incur, assume or suffer to exist any Indebtedness, except:

                  7.1.11.1. Permanent Loans to Lender;

                  7.1.11.2. Indebtedness under the Loan Documents;

                  7.1.11.3. Trade debt incurred in the ordinary course of business and any subordinate intercompany debt.

          7.1.12. Liens.
                  -----

          Borrower shall not, at any time, create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Exceptions. Upon Lender's reasonable request, which request shall not be made more frequently than annually unless Lender has a reasonable suspicion of a title defect, Borrower shall promptly perform or cause to be performed, at Borrower's sole cost and expense, a title search satisfactory to Lender, demonstrating Borrower's compliance with the provisions of this Section 7.1.12.
                                                                --------------

          7.1.13. Liquidations, Mergers, Consolidations, Acquisitions.
                  ---------------------------------------------------

          Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person. Nothing contained herein or in any other Loan Document shall be deemed to prohibit, limit or require any consent with respect to any change in control, merger, consolidation, sale of all or substantially all assets or any similar transaction with respect to Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty LP.

          7.1.14. Dispositions of Assets or Affiliates.
                  ------------------------------------

          Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, all or substantially all of its Assets, provided, however, the foregoing shall not be construed to prevent Borrower from selling, conveying or leasing the Assets as permitted pursuant to the terms of this Agreement.

          7.1.15. Affiliate Transactions.
                  ----------------------

          Borrower shall not acquire or purchase an Asset in which any Affiliate has a direct or indirect ownership interest otherwise than upon terms which are no less favorable than those terms which would be obtained in an arms length transaction with a third party.

          7.1.16. Continuation of or Change in Business.
                  -------------------------------------
          Borrower shall not engage in any business activities except as permitted under its organizational documents and this Agreement.

          7.1.17. Changes in Organizational Documents.
                  -----------------------------------

          Borrower shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, or limited partnership agreement (as applicable) or other formation agreement or other organizational documents without first sending notice to Lender and obtaining the prior written consent of Lender, which shall be granted or denied within thirty (30) Business Days of Lender's receipt of the proposed amendment, a brief explanation of its purpose and effect, and such other documents as Lender may reasonably request.

          7.1.18. Properties Under Development.
                  ----------------------------

          Except as disclosed to Lender in writing, no Collateral Pool Property shall be raw land or property under construction or development with respect to which property construction or reconstruction will be needed before the property can be leased to tenants paying rent at any one time (collectively "Development Properties").

          7.1.19. Further Documentation.
                  ---------------------

          In the event any further documentation or information is required by Lender to enable Lender to sell the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower's sole cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including but not limited to, any amendments, corrections, deletions or additions to this Agreement, the Revolving Credit Note, and the other Loan Documents as is required by Lender; provided, however, that Borrower shall not be required to do anything that has the effect of (a) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (b) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

          7.1.20. Compliance with Lender Requirements.
                  -----------------------------------

          Borrower shall comply with the requirements of Lender in order to enable Lender to sell the Loan; provided, however, that Borrower shall not be required to do anything that has the effect of (a) changing the material economic or other business terms of this Agreement, the Revolving Credit Note, or any other Loan Documents or (b) imposing on Borrower greater liability or obligation than that set forth in this Agreement, the Revolving Credit Note or any other Loan Documents.

          7.1.21. Subordination of Leases.
                  -----------------------

          Borrower covenants, if any lease of any Collateral Pool Property is not subordinate to the mortgage securing such Collateral Pool Property, Borrower shall (i) use a new standard lease form containing subordination language acceptable to Lender, for all new leases of such Collateral Pool Property; and
(ii) execute the new form of lease on any renewal of any existing leases of such Collateral Pool Property.

          7.1.22. Enforceability of Loan Documents.
                  --------------------------------

          In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use best efforts to cure any such defect(s) in such Loan Document(s) provided, however, that, if Borrower is unable to cure any such defect(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten (10) days notice to Borrower, accelerate Borrower's obligations under the Revolving Credit Note;

          7.1.23. ERISA Matters.
                  -------------

          In the event that any of the following occurs: (i) any Reportable Event, which Lender determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing;
(ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan; (iii) a trustee shall be appointed to administer or liquidate any Pension Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, Lender determines in good faith that the amount of Borrower's liability is likely to cause a Material Adverse Change; (v) Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Plan; (vi) Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii) or (viii), Lender determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Borrower and the other members of the ERISA Group, Borrower shall use best efforts to cure such occurrence(s), provided, however, that if Borrower is unable to cure any such occurrence(s) within a reasonable time period, not to exceed thirty (30) days, Lender may in its discretion, upon ten (10) days notice to Borrower, accelerate Borrower's obligations under the Revolving Credit Note;

     7.2. Reporting Requirements.
          ----------------------

          Borrower covenants and agrees that until payment in full of the Loan, satisfaction of all of Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitment, Borrower will furnish or cause to be furnished to Lender:

          7.2.1. Notice of Default.
                 -----------------

          If to the knowledge of Borrower an Event of Default or Potential Default has occurred with respect to Borrower, a certificate signed by an Authorized Officer of Borrower setting forth the details of such Event of Default or Potential Default and the actions that Borrower proposes to take with respect thereto.

          7.2.2. Notice of Litigation.
                 --------------------

          Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person which (a) relate to the Collateral, or (b) involve a claim or series of claims in excess of One Hundred Thousand and NO/100 Dollars ($100,000.00) which is not covered by Borrower's insurance policies and which if adversely determined would constitute a Material Adverse Change.

          7.2.3. Notice of Material Adverse Change.
                 ---------------------------------

          Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, Guarantor or any Collateral Pool Property.

8.   DEFAULT
     -------

     8.1. Events of Default.

          The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an "Event of Default":

          8.1.1. Payments Under Loan Documents.
                 -----------------------------

          Borrower shall fail to pay any principal under any Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on any Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

          8.1.2. Breach of Representation or Warranty.
                 ------------------------------------

          Any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate, other instrument or statement is a Material Adverse Change which is not cured within thirty (30) days after written notice thereof from Lender to Borrower of such breach, or within such additional reasonable time necessary to cure such breach, in the event Borrower commences such cure within such thirty
(30) day period and thereafter diligently pursues such cure, not to exceed sixty
(60) additional days;

          8.1.3. Breach of Covenant.
                 ------------------

          Borrower shall default in the observance or performance of any covenant, condition or provision hereof or of any other Loan Document which is not cured within thirty (30) days after written notice thereof from Lender to Borrower of such default, or such additional reasonable time necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed sixty (60) additional days;

          8.1.4. Event of Default under the Loan Documents.
                 -----------------------------------------

          Borrower shall be in default under the Revolving Credit Note, or any other Loan Document beyond any applicable cure period.

          8.1.5. Final Judgments or Orders.
                 -------------------------

          Any final judgments or orders for the payment of money in excess of One Hundred Thousand and NO/100 Dollars ($100,000.00) in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

          8.1.6. Notice of Lien or Assessment.
                 ----------------------------

          A notice of Lien or assessment in excess of One Million Dollars ($1,000,000) which is not a Permitted Exception is filed of record with respect to all or any part of any of the Assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid or otherwise discharged within thirty (30) days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents.

          8.1.7.  Insolvency.
                  ----------

          Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

          8.1.8.  Cessation of Business.
                  ---------------------

          Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower, and such injunction, restraint or other preventive order is not dismissed within ten (10) Business Days after the entry thereof;

          8.1.9.  Lien Priority.
                  -------------

          The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable laws and such default shall continue unremedied for a period of thirty (30) Business Days after Borrower's knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day periods and thereafter diligently pursues such cure, not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion);

          8.1.10. Bankruptcy and Other Proceedings.
                  --------------------------------

          Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within one hundred and eighty (180) days after filing.

     8.2. Consequences of Event of Default.
          --------------------------------

          Upon an Event of Default under Section 8.1 Lender shall be entitled to
                                         -----------
all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

     8.3. Notice of Sale.
          --------------

          Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral or any other intended action by Lender under the Uniform Commercial Code, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

9.   MISCELLANEOUS
     -------------

     9.1. Cooperation by Borrower; Borrower's Obligations.

          Borrower grants to Lender the right to distribute on a confidential basis financial and other information concerning Borrower, each indemnitor, other Person, the Collateral Pool Properties, and other pertinent information with respect to the Credit Facility to any party purchasing securities issued by Lender.

     9.2. Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.

     9.3. Modifications, Amendments or Waivers.
          ------------------------------------

          Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder. Any such written agreement, waiver or consent shall be effective to bind Lender and Borrower.

     9.4. Forbearance.
          -----------

          Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Loan; reduce the payments due under this Agreement, the Revolving Credit Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note, or any other Loan Document; modify the terms and time of payment of the Loan; join in any extension or subordination agreement; release any Collateral Pool Property; take or release other or additional security; modify the rate of interest or period of amortization of the Revolving Credit Note or change the amount of the monthly installments payable under the Revolving Credit Note; and otherwise modify this Agreement, the Revolving Credit Note, or any other Loan Document.

          Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds shall not operate to cure or waive any Event of Default.

     9.5. Remedies Cumulative.
          -------------------

          Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

     9.6. Reimbursement and Indemnification of Lender and Servicer by Borrower;
          --------------------------------------------------------------------
Taxes.
-----

          Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable
                                     --------
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from Lender's negligence or willful misconduct or breach of this Agreement or any action taken with respect to a Collateral Pool Property after Lender has acquired title to such Collateral Pool Property in a foreclosure proceeding, or (B) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     9.7. Holidays.
          --------

          Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     9.8. Notices.
          -------

          All notices, requests, demands, directions and other communications (as used in this Section 9.8, collectively referred to as "notices") given to or
                 -----------
made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex, facsimile, certified mail or hand delivery if to Lender, to Lender at the address and numbers set forth below, and if to Borrower or Proposed Borrower, to each of them at the addresses and numbers set forth below, or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices
            --------
must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by certified mail, three (3) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to Lender shall not be effective until
           --------
received.

          Lender's Notice Address and Numbers:

          Columbia National Real Estate Finance, Inc.
          7142 Columbia Gateway Drive
          Columbia, Maryland 21846
          Attention:  Robert Dustin

          with a copy to:

          Morgan, Lewis & Bockius LLP
          1800 M. Street, N.W.
          Washington, DC 20036-5869
          Attention:  Gary S. Smuckler, Esq.


          Borrower's Notice Address:

          Charles E. Smith Realty Companies
          2345 Crystal Drive
          Crystal City
          Arlington, Virginia 22302

          Attention:  Chief Financial Officer

          with a copy to:

          Charles E. Smith Realty Companies
          2345 Crystal Drive
          Crystal City
          Arlington, Virginia 22302
          Attention:  General Counsel


     9.9.  Severability.
           ------------

           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

     9.10. Governing Law; Consent to Jurisdiction and Venue.
           ------------------------------------------------

           This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower agrees that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated exclusively in the courts of the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

     9.11. Prior Understanding.
           -------------------

           This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     9.12. Duration; Survival.
           ------------------

           All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan. All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until termination of the Commitment and payment in full of the Loan. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note, shall survive payment in full of the Loan and termination of the Commitments.

     9.13. Disclosure of Information.
           -------------------------

           Lender may furnish information regarding Borrower or the Collateral Pool Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Loan, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

     9.14. Exceptions.
           ----------

           The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     9.15. Relationship of Parties; No Third Parties Benefited.
           ---------------------------------------------------

           The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other person shall be a third party beneficiary of this Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (1) any agreement, including any Servicing Agreement, between Lender and Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Servicer that is independent of the obligation of Borrower for the payment of the Loan, (2) Borrower shall not be a third party beneficiary of any Servicing Agreement, and (3) no payment by Servicer under any such agreement will reduce the outstanding principal amount of the Loan or any interest accrued thereon.

     9.16. Authority to File Notices.
           -------------------------

           Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.

     9.17. WAIVER OF TRIAL BY JURY.
           -----------------------

           BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

                  ____________________________________________
                  Initials of the authorized representative of Smith Property Holdings McClurg Court L.L.C.

                  ____________________________________________
                  Initials of the authorized representative of Smith Property Holdings Lincoln Towers L.L.C.

     9.18. Interpretation.
           --------------

           Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections and schedules of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

     9.19. Brokerage Fee.
           -------------

           Borrower represents to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Borrower's actions or undertakings in connection with the financing contemplated hereunder and agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

     9.20. Advertising.
           -----------

           Lender may include the name of Borrower, the name and location of any Collateral Pool Property, the Commitment and the number of apartment units contained in any Collateral Pool Property on Lender's client list and in any typical advertisement.

     9.21. Time of Essence.
           ---------------

           Time is of the essence with respect to each obligation of Borrower and Lender hereunder.

     9.22. Counterparts.
           ------------

           This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     9.23. Successor Servicer.
           ------------------

           Contemporaneously with the transfer of the Revolving Credit Note, this Agreement and the other Loan Documents from Columbia to Freddie Mac, Freddie Mac shall engage Columbia as Servicer. If at any time during the term of this Agreement, Columbia desires to sell, transfer, assign or otherwise convey its servicing portfolio, including its rights to act as Servicer under this Agreement to any third party, such successor Servicer shall be (i) acceptable to Lender in its sole discretion and (ii) acceptable to Borrower, provided that Borrower shall not unreasonably withhold, condition or delay its approval of such successor Servicer. If for any reason other than those specified in the foregoing sentence, Columbia shall cease to act as Servicer hereunder, including but not limited to Lender's termination of Columbia as Servicer under the Servicing Agreement, Borrower shall have the right to select in its sole discretion a successor Servicer, but only from a list to be provided by Lender. Lender shall use commercially reasonable efforts to ensure that such list includes up to three (3) potential servicers acceptable to Lender in its sole discretion, provided however, that Lender shall not be in default hereunder in the event Lender provides a list consisting of less than three (3) servicers.

                  [Signatures Commence on the Following Page]

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                        BORROWER:

WITNESS: SMITH PROPERTY HOLDINGS McCLURG COURT L.L.C., a Delaware limited liability company

                        By:  Charles E. Smith Residential Realty
                             L.P., a Delaware limited partnership, its
                             sole member

----------------------
                            By:  Charles E. Smith Residential
Seal                             Realty, Inc., a Maryland
                                 corporation, its general partner

                                 By:
                                     -----------------------------
                                 Name:
                                       ---------------------------
                                 Title:
                                        --------------------------


                        BORROWER:

WITNESS:                SMITH PROPERTY HOLDINGS
                        LINCOLN TOWERS L.L.C., a Virginia
                        limited liability company

                        By:  Charles E. Smith Residential Realty
                             L.P., a Delaware limited partnership, its
                             sole member
----------------------
Seal                        By:  Charles E. Smith Residential
                                 Realty, Inc., a Maryland
                                 corporation, its general partner

                                 By:
                                     -----------------------------
                                 Name:
                                       ---------------------------
                                 Title:
                                        --------------------------

                  [Signatures Continue on the Following Page]

LENDER:                 COLUMBIA NATIONAL REAL ESTATE
                        FINANCE, INC., a Maryland corporation

                        By:
                            -----------------------------
                        Name:
                              ---------------------------
                        Title:
                               --------------------------

Guarantor hereby executes this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 2.4, 2.10 and 2.15 of this Agreement.

GUARANTOR:              CHARLES E. SMITH RESIDENTIAL
                        REALTY L.P. , a Delaware limited partnership


                          By: Charles E. Smith Residential Realty, Inc.,
                              a Maryland corporation, its general partner


                              By:
                                  ------------------------------------------
                                  Name:
                                  Title:

                                SCHEDULE 1.1(A)

                       LIST OF COLLATERAL POOL PROPERTIES
                          AND ASSOCIATED MARKET VALUES


      Property                                         Market Value
      --------                                         ------------

McClurg Court, Chicago, Illinois                      $95,000,000.00
Lincoln Towers, Arlington, Virginia                   $97,650,000.00

                                SCHEDULE 1.1(B)

                                    LIST OF
                       COLLATERAL POOL PROPERTY DOCUMENTS

                1.  Mortgage/Deed of Trust/Deed to Secure Debt

                2.  UCC-1 Financing Statements

                3.  FIRPTA Certificate

                4.  Limited Guaranty

                5.  Collateral Agreements (if any)

                6.  O & M Programs (if any)

                7. Title insurance policy acceptable to Lender, in an amount not less than sixty five percent (65%) of the Market Value of such real property, together with all endorsements required by Lender.

                                SCHEDULE 1.1(C)
                                ---------------

                               FORM OF GUARANTY

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]

                                  SCHEDULE 2.5
                                    FORM OF
                                  LOAN REQUEST

                              ______________, 20__

[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of         , 200_,
as amended (the "Credit Agreement") by and among _______________________
                 ----------------
(collectively, "Borrower"), and ____________________, a _______________________
                --------
("Lender").  Unless otherwise defined herein, terms defined in the Credit
  ------
Agreement are used herein with the same meanings.

          I,       , the _________ of Borrower, a __________________________, do
hereby certify on behalf of Borrower as of the date hereof, as follows:

          Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $__________ (which must be greater than or equal to Three Million and NO/100 Dollars ($3,000,000.00)). Funds should be delivered to Borrower by wire to the following account:

          Bank Name and Location:  ____________________________________________
          ABA Number:  ________________________________________________________
          Account Name:  ______________________________________________________
          Account Number:  ____________________________________________________
          Further Credit Instructions:  _______________________________________
          Attention:  _________________________________________________________

          1. The requested date of the advance (the "Borrowing Date") is
                                                     --------------
______________.

          2. The Borrowing Tranche shall bear interest at (check one):
             _____  Prime Rate
             _____  Base Rate

          3. The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):

               _____  thirty (30) days
               _____  sixty (60) days
               _____  ninety (90) days
               _____  one hundred and twenty (120) days
               _____  one hundred and eighty (180) days
               _____  two hundred and seventy (270) days
               _____  three hundred and sixty (360) days)

          4.  Borrower will (check one):
               _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.
               _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

          5. If applicable, the Base Rate for the Borrowing Tranche requested hereunder shall be ___________ (_____%) consisting of a LIBO Rate of __________ percent (___ %) and a Margin of ________ (__%).

          6. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the total number of Borrowing Tranches outstanding will be ________(__), which is not more than fifteen (15).

          7. The maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

              [____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day) ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day)].

          8. This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 2.8 of the Credit Agreement.

          9. The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

         10. To the best of Borrower's knowledge and belief following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.1.1 of the Credit Agreement.

         11. To the best of Borrower's knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 19 through 22 as certified by Servicer are accurate.

         12. All of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance.

          13. No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

          14. There has been no Material Adverse Change to any Collateral Pool Property, Borrower [or, in the event the Loan is guaranteed pursuant to the Guaranty, Guarantor] since the date of the last Loan Request that will cause Borrower to be in violation of the Sublimits after the funding of the Borrowing Tranche requested herein or will render the Base Rate requested herein inaccurate.

          15. All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

          16. All items that Borrower is required to furnish to Lender pursuant to the Credit Agreement accompany this request and are true and complete in all respects.

          17. The undersigned is an Authorized Officer of Borrower.

          18. Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) Scott Runkles ((703) 714-2926), (2) Kathy Hurley ((703) 714-2639) or (3) Jane
Campbell ((703)-714-3201), or such other names and numbers as Lender may specify upon prior written notice to Borrower.

               [The Loan Request continues on the following page]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

                              BORROWER:


                              a
                                ---------------------------------------------


                              By:
                                   ------------------------------------------
                                 Name:
                                 Title:



               [The Loan Request continues on the following page]

[In the event that Guarantor has elected to guarantee the Loan]:

          G1. The Guarantor's net worth as of the date of the Loan Request is (check one):

               _____ greater than or equal to Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00).
               _____ less than Four Hundred and Fifty Million and NO/100 Dollars ($450,000,000.00).

          G2. Since [the date of the last Loan Request or date of the execution of Guaranty (whichever date occurred recently] Guarantor has (check one):

               _____  not experienced a Material Adverse Change.
               _____  experienced a Material Advance Change.

          G3. No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

     Guarantor hereby certifies to the statements set forth above in paragraphs 1 through 18 and G1 through G3, and [guaranties/reaffirms its existing guarantee of] Borrower's obligations under the Credit Agreement, all in accordance with the Guaranty and the Credit Agreement.

                              GUARANTOR:

                              CHARLES E. SMITH RESIDENTIAL
                              REALTY L.P. , a Delaware limited partnership


                                 By: Charles E. Smith Residential Realty, Inc.,
                                     a Maryland corporation, its general partner


                                     By:________________________________
                                     Name:
                                     Title:

                                     Dated: ____________________________

          19.  The current loan to value ratio is ___________(__%) (the "Loan to
                                                                         -------
Value Ratio") of the Collateral Pool Value, which is less than or equal to
-----------
sixty-five percent (65%), determined as follows:

                A.     The current Loan balance           $_____________
                B.     The current Collateral Pool Value  $____________
                C.     Item B divided by Item A and       _____________%
                       then multiplied by 100% equals
                       the Loan to Value Ratio

          20. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Loan to Value Ratio will equal
_________________(__%), which is less than or equal to sixty-five percent (65%), determined as follows:

                A.     The Loan balance upon              $_____________
                       disbursement of the funds comprising the Borrowing Tranche requested herein

                B.     The current Collateral Pool Value  $____________

                C.     Item B divided by Item A and       ____________%
                       then multiplied by 100% equals
                       the Loan to Value Ratio

          21. The current Facility Debt Service Coverage Ratio is ______ : 1.00, which is not less than 1.35 : 1.00, determined as follows:

                                                          $_____________
                A.     Net Operating Income of the
                       Collateral Pool Properties
                       determined by Lender

                                                          $_____________
                B.     Annualized debt service on the
                       Loan

                                                           ____________%
                C.     Item A divided by Item B equals

                C.     the Facility Debt Service Coverage
                       Ratio

          22. Following the disbursement of the funds comprising the Borrowing Tranche requested herein, the Facility Debt Service Coverage Ratio will be ______ : 1.00, which is more than 1.35 : 1.00, determined as follows:

                                                           $_____________
                A.     Net Operating Income of the
                       Collateral Pool Properties as
                       determined by Lender

                                                           $_____________
                B.     Annualized debt service on the
                       Loan
                                                           ____________%
                       Item A divided by Item B equals
                       the Facility Debt Service Coverage Ratio

     Servicer hereby certifies to the accuracy of each of the computations set forth above in paragraphs 19 through 22, and to the best of its knowledge and belief, Servicer hereby certifies that all statements made by Borrower and, if applicable, Guarantor hereunder are true and accurate.


                              SERVICER:


                              a  _______________________________________


                              By: ______________________________________

                                 Name:
                                 Title:

                              Dated: ___________________________________

                                  SCHEDULE 3.2

                                  MARGIN TABLE


       Facility Debt Service Coverage Ratio              MARGIN
-------------------------------------------------------------------------------
Greater than or equal to 1.35 : 1.00 but less than        1.61%
1.50 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 1.50 : 1.00 but less than        1.20%
1.65 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 1.65 : 1.00 but less than        1.06%
1.80 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 1.80 : 1.00 but less than        .91%
2.0 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 2.00 : 1.00 but less than        .78%
2.25 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 2.25 : 1.00 but less than        .66%
2.75 : 1.00
-------------------------------------------------------------------------------
Greater than or equal to 2.75 : 1.00                      .63%
-------------------------------------------------------------------------------

                                 SCHEDULE 3.2A

                       MARGIN TABLE IN THE EVENT THE LOAN
                           IS GUARANTEED BY GUARANTOR

  Facility Debt Service Coverage            Margin in the event     Margin in the event 10%   Margin in the event 20%
               Ratio                          5% of the Loan is            of the Loan is            of the Loan is
                                                  Guaranteed                Guaranteed                Guaranteed
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.35 : 1.00 but             1.51%                     1.42%                     1.22%
 less than 1.50 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.50 : 1.00 but             1.14%                     1.07%                      .94%
 less than 1.65 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.65 : 1.00 but             1.01%                      .96%                      .85%
 less than 1.80 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.80 : 1.00 but              .88%                      .84%                      .77%
 less than 2.00 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.00 : 1.00 but              .76%                      .73%                      .69%
 less than 2.25 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.25 : 1.00 but              .65%                      .64%                      .62%
 less than 2.75 : 1.00
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.75 : 1.00                  .63%                      .62%                      .61%
----------------------------------------------------------------------------------------------------------------------

[BORROWER MAY, SUBJECT TO LENDER'S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM]

                                 SCHEDULE 3.3.3

                                RENEWAL REQUEST



                              ______________, 20__

[Lender's Name and Address]
Attention:

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of         , 200_,
as amended (the "Credit Agreement") by and among _______________________
                 ----------------
(collectively, "Borrower"), and ____________________, a _______________________
                --------
("Lender").  Unless otherwise defined herein, terms defined in the Credit
  ------
Agreement are used herein with the same meanings.

          I,       , the _________ of Borrower, a __________________________, do
hereby certify on behalf of Borrower as of the date hereof, as follows:

          _____ Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of ______________, whose Interest Period is expiring on ___________, ____.

          or
          --

          _____ Borrower hereby requests Lender to convert $_______________- of the Borrowing Tranche currently bearing interest at the Prime Rate into a Borrowing Tranche bearing interest at the Base Rate.

          or
          --

          _____ Borrower hereby requests Lender to combine two (2) or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche.

          1.  The Borrowing Tranche shall bear interest at (check one):

          _____  Prime Rate

          _____  Base Rate

          2. The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche is (check one):

               _____  thirty (30) days
               _____  sixty (60) days
               _____  ninety (90) days
               _____  one hundred and twenty (120) days
               _____  one hundred and eighty (180) days
               _____  two hundred and seventy (270) days
               _____  three hundred and sixty (360) days)

          3.  Borrower will (check one):

               _____ Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.
               _____ Prepay all interest for such Borrowing Tranche as of the Borrowing Date.

          4. The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.

          5. If applicable, the Base Rate for the Borrowing Tranche renewed hereunder shall be ___________ (_____%) consisting of a LIBO Rate of ___________ percent (____ %) and a Margin of ________ (____%).

          6. The maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):

               ____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
               ______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day)].

          7. To the best of Borrower's knowledge and belief following diligent inquiry, the computations set forth in Paragraphs 12 through 14 as certified by Servicer are accurate.

          8. No Potential Default or Event of Default has occurred or is continuing under the Loan Documents.

          9. All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.

         10.  The undersigned is an Authorized Officer of Borrower.

         11. Notice of this Renewal Request shall be deemed received by Lender when (i) sent by facsimile to (703) 714-3273 and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) Scott Runkles ((703) 714-2926), (2) Kathy Hurley ((703) 714-2639) or (3) Jane
Campbell ((703)-714-3201), or such other names and numbers as Lender may specify upon prior written notice to Borrower.


             [The Renewal Request continues on the following page]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.

                              BORROWER:


                              a  _________________________________________


                              By:  _______________________________________

                                 Name:
                                 Title:

             [The Renewal Request continues on the following page]

[In the event that Guarantor has elected to guarantee the Loan]:

     Guarantor hereby irrevocably [guaranties/reaffirms its existing guarantee of] Borrower's obligations under the Credit Agreement, all in accordance with the Guaranty and Credit Agreement.

                              GUARANTOR:

                              CHARLES E. SMITH RESIDENTIAL REALTY L.P. , a
                              Delaware limited partnership


                                 By: Charles E. Smith Residential Realty, Inc.,
                                     a Maryland corporation, its general partner


                                     By: _______________________________
                                     Name:
                                     Title:

                                     Dated: ____________________________


             [The Renewal Request continues on the following page]

          12.  The current loan to value ratio is ___________(__%) (the "Loan to
                                                                         -------
Value Ratio") of the Collateral Pool Value, which is less than or equal to
-----------
sixty-five percent (65%), determined as follows:

               A.     The current Loan balance                $_____________

               B.     The current Collateral Pool Value       $____________

               C.     Item B divided by Item A and then       ____________%
                      multiplied by 100% equals the Loan to
                      Value Ratio

          13. The current Facility Debt Service Coverage Ratio is ______ :1.00, which is not less than 1.35 : 1.00, determined as follows:

               A. Net Operating Income of the Collateral $_____________ Pool Properties determined by Lender

               B.     Annualized debt service on the Loan     $_____________

               C.     Item A divided by Item B equals the      ____________%
                      Facility Debt Service Coverage Ratio


          14. Following the renewal of the Borrowing Tranche for the Interest Period requested herein, the Facility Debt Service Coverage Ratio will be ______: 1.00, which is more than 1.35 : 1.00, determined as follows:

               A. Net Operating Income of the Collateral $_____________ Pool Properties as determined by Lender

               B.     Annualized debt service on the Loan     $_____________

               C.     Item A divided by Item B equals the      ____________%
                      Facility Debt Service Coverage Ratio


     Servicer hereby certifies to the accuracy of each of the computations set forth above in paragraphs 12 through 14, and to the best of its knowledge and belief, after diligent inquiry, Servicer hereby certifies that all statements made by Borrower and, if applicable, Guarantor hereunder are true and accurate.


                              SERVICER:


                              a  _______________________________________


                              By:  _____________________________________

                                 Name:
                                 Title:

                              Dated: ___________________________________

                                  SCHEDULE 4.4

                                 PREPAYMENT FEE

     1.   Definitions - As used in this Schedule 4.4, the words and terms
          -----------
set forth below shall have the meanings set forth below. Capitalized terms used in this Schedule 4.4 and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     (a) Interest Period Balance: shall mean the number of days remaining in the Interest Period for the applicable Borrowing Tranche as of the Prepayment Date.

     (b) LIBO Rate: shall mean that portion of the Base Rate for the applicable Borrowing Tranche attributable to the LIBO Rate for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

     (c)  Prepayment Date: shall mean (i) in the case of a prepayment under
          Section 4.3.1 of the Credit Agreement, the date on which the prepayment is made or (ii) in any other case in which a Prepayment Fee is payable pursuant to the terms of the Credit Agreement, the date on which Lender accelerates the unpaid principal balance of the Revolving Credit Note.

     (d) Reinvestment Rate: shall mean, as of the date that is five (5) Business Days prior to the Prepayment Date, the LIBO Rate for the LIBOR contract which matures as close as possible, but not prior to, the maturity date of the Interest Period for the applicable Borrowing Tranche, expressed as a decimal calculated to four (4) digits.

     2.   Determination of the Prepayment Fee - The Prepayment Fee payable
          -----------------------------------
under Section 4.4 of the Credit Agreement applicable to any particular Borrowing Tranche shall equal the amount obtained by:

          (a)  multiplying:

               (i)  the amount of principal being prepaid

                    by

               (ii) the excess (if a positive number) of the LIBO Rate over the
                    Reinvestment Rate;

          (b) then dividing the figure obtained in (a) above by three hundred and sixty (360) days; and

          (c) then multiplying the figure obtained in (b) above by the Interest Period Balance.

Notwithstanding the foregoing, if the Reinvestment Rate is greater than or equal to the LIBO Rate the Prepayment Fee shall equal zero.

                                SCHEDULE 5.1.11

                             CONSENTS AND APPROVALS

                                SCHEDULE 5.1.18

                               LIST OF EMPLOYEES